     As filed with the Securities and Exchange Commission on July 23, 2001


                                                      Registration No. 333-63402
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                   AMENDMENT

                                     NO. 2

                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                              TRENWICK GROUP LTD.
             (Exact name of registrant as specified in its charter)


                          Bermuda                                                     98-0232340
      (State or other jurisdiction of incorporation or                 (I.R.S. Employer Identification Number)
                       organization)
                    Continental Building                                            Alan L. Hunte
                      25 Church Street                                       Trenwick America Corporation
                  Hamilton HM 12, Bermuda                                        One Canterbury Green
                       (441) 292-3339                                             Stamford, CT 06901
                                                                                    (203) 353-5500
    (Address, including zip code, and telephone number,           (Name, address, including zip code, and telephone
  including area code, of registrant's principal executive        number, including area code, of agent for service)
                          offices)


                            ------------------------

                          TRENWICK AMERICA CORPORATION
             (Exact name of registrant as specified in its charter)


                          Delaware                                                    06-1087672
      (State or other jurisdiction of incorporation or                 (I.R.S. Employer Identification Number)
                       organization)
                                                                                    Alan L. Hunte
                    One Canterbury Green                                     Trenwick America Corporation
                Stamford, Connecticut 06901                                      One Canterbury Green
                       (203) 353-5500                                             Stamford, CT 06901
                                                                                    (203) 353-5500
    (Address, including zip code, and telephone number,           (Name, address, including zip code, and telephone
  including area code, of registrant's principal executive        number, including area code, of agent for service)
                          offices)


                        TRENWICK AMERICA CAPITAL TRUST I
                       TRENWICK AMERICA CAPITAL TRUST II
                       TRENWICK AMERICA CAPITAL TRUST III
      (Exact name of registrant as specified in its certificate of trust)

                            ------------------------

                          Delaware                                                 Each Applied For
      (State or other jurisdiction of incorporation or                 (I.R.S. Employer Identification Number)
                       organization)
                                                                                    Alan L. Hunte
                    One Canterbury Green                                     Trenwick America Corporation
                Stamford, Connecticut 06901                                      One Canterbury Green
                       (203) 353-5500                                             Stamford, CT 06901
                                                                                    (203) 353-5500
    (Address, including zip code, and telephone number,           (Name, address, including zip code, and telephone
  including area code, of registrant's principal executive        number, including area code, of agent for service)
                          offices)


                                   Copies to:

                      John V. Del Col                                           James R. Cameron, Esq.
               General Counsel and Secretary                                       Baker & McKenzie
                Trenwick America Corporation                                       805 Third Avenue
                    One Canterbury Green                                       New York, New York 10022
                     Stamford, CT 06901

                            ------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                                        (continued on next page)
                            ------------------------

    The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
                                                                  Proposed             Proposed
         Title of each class                                  maximum offering          maximum
         of securities to be               Amount to be             price         aggregate offering        Amount of
            registered(1)                  registered(2)       per unit(3)(4)       price(2)(3)(4)     registration fee(4)
--------------------------------------------------------------------------------------------------------------------------
Common Shares of Trenwick Group
  Ltd.(5)
Preferred Shares of Trenwick Group
  Ltd.
Depositary Shares of Trenwick Group
  Ltd.
Warrants to Purchase Common Shares of
  Trenwick Group Ltd.
Warrants to Purchase Preferred Shares
  of Trenwick Group Ltd.
Share Purchase Contracts of Trenwick
  Group Ltd.
Share Purchase Units of Trenwick Group
  Ltd.
Debt Securities of Trenwick America
  Corporation
Preferred Securities of Trenwick
  America Capital Trust I
Preferred Securities of Trenwick
  America Capital Trust II
Preferred Securities of Trenwick
  America Capital Trust III
Guarantee by Trenwick Group Ltd. of
  Debt Securities of Trenwick America
  Corporation(6)
Guarantees by Trenwick Group Ltd. of
  Preferred Securities of Trenwick
  America Capital Trust I, Trenwick
  America Capital Trust II and
  Trenwick America Capital Trust III
  and certain backup undertakings(7)
                                        ---------------------------------------------------------------------------
Total.................................     $400,000,000             100%             $400,000,000           $100,000
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

(1) These offered securities may be sold separately, together or as units with other offered securities.

(2) Such indeterminate number or amount of common shares, preferred shares, depositary shares, warrants, share purchase contracts and share purchase units of Trenwick, debt securities of Trenwick America and preferred securities of the trusts as may from time to time be issued at indeterminate prices, in U.S. dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as european currency units). In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $400,000,000, or if any debt securities are issued with original issue discount, such greater amount as shall result in an aggregate offering price of $400,000,000. Certain debt securities of Trenwick America may be issued and sold to any or all of the Trenwick America trusts in connection with the issuance of preferred securities by any or all of such trusts, in which event such debt securities may later be distributed to the holders of such preferred securities upon a dissolution of any of the trusts and the distribution of the assets thereof.

(3) Estimated solely for purposes of calculating the registration fee.

(4) Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(5) Also includes such presently indeterminate number of common shares as may be issued (a) upon conversion of or exchange for any preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to share purchase contracts. Also includes such presently indeterminate number or amount of offered securities as may be issued (a) upon conversion of or exchange for any preferred securities that provide for conversion or exchange into offered securities or (b) in connection with share purchase units. Also includes preferred share purchase rights. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the common shares.

(6) No separate consideration will be received for the guarantee.

(7) No separate consideration will be received for the guarantees. The guarantees include the rights of holders of the preferred securities under the guarantees and certain backup undertakings, comprised of obligations of Trenwick under the Trenwick America subordinated indenture and any supplemental indentures thereto and under the applicable trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of, each of the trusts, each as described in this registration statement. All obligations under the applicable trust agreement, including the indemnity obligation, are included in the backup undertakings.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                   SUBJECT TO COMPLETION, DATED JULY 23, 2001


PROSPECTUS
                                  $400,000,000

                              Trenwick Group Ltd.
Common Shares, Preferred Shares, Depository Shares, Warrants to Purchase Common
 Shares, Warrants to Purchase Preferred Shares, Share Purchase Contracts, Share
                                 Purchase Units
                            ------------------------
                          Trenwick America Corporation

                                Debt Securities
 Fully and Unconditionally Guaranteed to the Extent Provided in this Prospectus by

                              Trenwick Group Ltd.
                            ------------------------
                        Trenwick America Capital Trust I
                       Trenwick America Capital Trust II
                       Trenwick America Capital Trust III

                              Preferred Securities
 Fully and Unconditionally Guaranteed to the Extent Provided in this Prospectus by
                              Trenwick Group Ltd.
     Trenwick, Trenwick America or the applicable Trenwick America Trust will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.
                            ------------------------

     Trenwick's common shares are quoted on the New York Stock Exchange under the symbol "TWK".


     Trenwick's principal executive offices are located at: Continental Building, 25 Church Street, Hamilton HM 12, Bermuda, telephone number (441) 292-3339. The principal executive offices of Trenwick America and each of the trusts are located at One Canterbury Green, Stamford, Connecticut 06901, telephone number (203) 353-5500.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.
             The date of this prospectus is                , 2001.

     You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

     Except as expressly provided in an underwriting agreement, no offered securities may be offered or sold in Bermuda (although offers may be made to persons in Bermuda from outside Bermuda) and offers may only be accepted from persons resident in Bermuda, for Bermuda exchange control purposes, where such offers have been delivered outside of Bermuda. Persons resident in Bermuda, for Bermuda exchange control purposes, may require the prior approval of the Bermuda Monetary Authority in order to acquire any offered securities.

     In this prospectus, references to "dollar" and "$" are to United States currency, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process, relating to the common shares, preferred shares, depositary shares, warrants, share purchase contracts, share purchase units, debt securities, debt securities guarantees, preferred securities and preferred securities guarantees described in this prospectus. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $400,000,000. This prospectus provides you with a general description of the securities we may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus forms a part. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                              TRENWICK GROUP LTD.

     Trenwick is a Bermuda holding company whose principal subsidiaries conduct specialty insurance and reinsurance business. Trenwick was formed in 1999 to acquire two publicly held companies, Trenwick Group Inc. and LaSalle Re Holdings Limited, and the minority interest in LaSalle Re Limited, a business subsidiary of LaSalle Re Holdings Limited. The acquisition was completed on September 27, 2000. Trenwick conducts its business in the following five business segments:

     - Worldwide property catastrophe reinsurance;

     - U.S. treaty reinsurance;

     - International specialty insurance and reinsurance;

     - Lloyd's insurance and reinsurance; and

     - U.S. specialty program insurance.

     Trenwick operates through the following five principal operating platforms:

     - LaSalle Re Limited, which is located in Hamilton, Bermuda, underwrites property catastrophe reinsurance on a worldwide basis;

     - Trenwick America Reinsurance Corporation, which is located in Stamford, Connecticut, underwrites treaty reinsurance on United States property and casualty risks, including United States reinsurance business previously written by Chartwell Re Corporation's subsidiaries;

     - Trenwick International Limited, which is located in London, England, underwrites specialty insurance and treaty and facultative reinsurance on a worldwide basis;

     - Chartwell Managing Agents Limited, which is located in London, England, manages underwriting syndicates in the Lloyd's market, principally for Trenwick's own account; and

     - Canterbury Financial Group Inc., which is located in Stamford, Connecticut, underwrites specialty insurance through its operating subsidiaries, Chartwell Insurance Company, The Insurance Corporation of New York and Dakota Specialty Insurance Company.


     Trenwick's principal executive office is located at the Continental Building, 25 Church Street, Hamilton HM 12, Bermuda and its telephone number is
(441) 292-3339.


                          TRENWICK AMERICA CORPORATION

     Trenwick America, a Delaware corporation, operated as a U.S. holding company for Trenwick Group Inc. until September 27, 2000, when Trenwick Group Ltd. acquired Trenwick Group Inc., LaSalle Re Holdings Limited and the minority interest in LaSalle Re Limited. As a result of the restructuring which followed the acquisition, Trenwick America became the intermediate holding company for Trenwick's U.S. subsidiaries. Trenwick America's subsidiaries conduct two of the five business segments carried on by Trenwick Group Ltd. and its subsidiaries -- U.S. treaty reinsurance and U.S. specialty program insurance. These segments are carried on through Trenwick America Reinsurance Corporation and Canterbury Financial Group, Inc.

     Trenwick America's principal executive office is located at One Canterbury Green, Stamford, Connecticut 06901, and its telephone number is (203) 353-5500.

                        TRENWICK AMERICA CAPITAL TRUST I
                       TRENWICK AMERICA CAPITAL TRUST II
                       TRENWICK AMERICA CAPITAL TRUST III

     Each trust is a statutory business trust created under Delaware law pursuant to (1) a trust agreement executed by Trenwick America, as depositor of the trust, and the trustees for the trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on June 18, 2001. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this document forms a part. Each amended and restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each trust exists solely to:

     - issue and sell the preferred and common securities, representing undivided beneficial interests in the assets of the trust;

     - use the gross proceeds from the sale of the preferred and common securities to acquire a particular series of Trenwick America subordinated debt securities; and

     - engage in only those other activities necessary or incidental to the issuance and sale of the preferred securities and common securities and purchase of Trenwick America's debt securities.

     Trenwick America will own all of the common securities of each trust. These common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities of that trust, except that, if an event of default under the applicable trust agreement resulting from an event of default under the Trenwick America subordinated debt securities held by the trust has occurred and is continuing, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, Trenwick America will acquire common securities having an aggregate liquidation amount equal to at least 3% of the total capital of each trust. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

     Unless otherwise disclosed in the related prospectus supplement, each trust has a term of approximately 55 years, but may dissolve earlier as provided in the applicable trust agreement. Unless otherwise disclosed in the applicable prospectus supplement, each trust's business and affairs will be conducted by the trustees appointed by Trenwick America, as the holder of all of the common securities. Unless there is an event of default under the corresponding subordinated debt securities, Trenwick America, as the holder of the common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trust, subject to the terms of the applicable trust agreement. The duties and obligations of the trustees of each trust will be governed by the trust agreement of that trust.

     Unless otherwise disclosed in the related prospectus supplement, three of the trustees of each trust, which we refer to in this document as the "administrative trustees," will be persons who are employees or officers of or affiliated with Trenwick America. One trustee of each trust will be a financial institution, which we refer to in this document as the "property trustee," that is not affiliated with us and has a minimum amount of combined capital and surplus of $50,000,000 or more, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one trustee of each trust, which we refer to in this document as the "Delaware trustee" (which may be the property trustee, if it otherwise meets the requirements of applicable law), will have its principal place of business or reside in the State of Delaware. Trenwick will pay all fees and expenses related to each trust and the offering of preferred securities and common securities.

     The office of the Delaware trustee for each trust in the State of Delaware is located at c/o Bank One Delaware, Inc., Three Christiana Center, 201 N. Walnut St., Wilmington, Delaware 19881. The principal executive offices for each trust is located at c/o Trenwick America Corporation, One Canterbury Green, Stamford, Connecticut 06901. The telephone number of each trust is (203) 353-5500.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This document, any prospectus supplement, and the information incorporated by reference in them may contain forward-looking statements within the meaning of the Private Securities Litigation Reform

Act of 1995. This act protects public companies from liability for forward-looking statements in private securities actions if the forward-looking statement is identified and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially. These safe harbor provisions only apply to companies that have previously offered securities to the public. Because each trust's offer of the preferred shares constitutes an initial public offering of securities, the safe harbor provisions of the U.S. federal securities laws do not apply to the offerings by each trust of its preferred shares. All projections and statements regarding our expected performance are forward-looking statements. The forward-looking statements may include statements for the period following completion of this securities offering. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates," "continues," "may," "intends," "plans" or similar expressions in this document or the documents incorporated by reference. You should be aware that any forward-looking statements in this document only reflect current expectations and are not guarantees of performance.

     We have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include, but are not limited to:

     - changes in the level of competition in the domestic and international reinsurance or primary insurance markets that affect the volume or profitability of Trenwick's property/casualty business. These changes include, but are not limited to, changes in the intensity of price competition, the entry of new competitors, existing competitors exiting the market and the development of new products by new and existing competitors;

     - changes in the demand for and availability, cost or quality of reinsurance, including changes in ceding companies' risk retentions and changes in the demand for excess and surplus lines insurance coverages;

     - the ability of Trenwick to execute its strategies in its property/casualty operations;

     - catastrophe losses in Trenwick's domestic and international property/casualty businesses;

     - adverse development on property/casualty claims and claims expense liabilities related to business written in prior years, including, but not limited to, evolving case law and its effect on environmental, asbestos and other latent injury claims, changing government regulations, newly identified toxins, newly reported claims, new theories of liability, or new insurance and reinsurance contract interpretations;

     - changes in Trenwick's property/casualty retrocessional arrangements;

     - lower than estimated retrocessional or reinsurance recoveries on unpaid losses, including, but not limited to, losses due to a decline in the creditworthiness of Trenwick's retrocessionaires or reinsurers;

     - changing rates of inflation and other economic or business conditions;

     - legislative or regulatory changes, which could increase overhead costs, increase federal and state tax assessments, restrict access to capital markets or force participation in unprofitable markets;

     - changes in loss payment patterns;

     - uncertainties in the reserving process;

     - necessary technological changes, which may be more difficult or expensive to make than anticipated;

     - increases in interest rates, which may cause a reduction in the market value of Trenwick's fixed income portfolio, and its common shareholders' equity;

     - decreases in interest rates which may cause a reduction of income earned on new cash flow from operations and the reinvestment of the proceeds from sales or maturities of existing investments;

     - a decline in the value of Trenwick's equity investments;

     - changes in the composition of Trenwick's investment portfolio;

     - credit losses on Trenwick's investment portfolio;

     - the passage of federal or state legislation subjecting LaSalle Re Limited to United States taxation or regulation;

     - a successful contention by the United States Internal Revenue Service that LaSalle Re Limited is subject to United States taxation;

     - the impact of mergers and acquisitions and further consolidation in the insurance industry;

     - gains or losses related to changes in foreign currency exchange rates;

     - changes in Trenwick's capital needs;

     - loss of the services of any of the company's key management personnel;
       and

     - adverse publicity or news coverage.

     Actual results may differ materially from those expressed or implied by forward-looking statements. Please take into account that forward-looking statements speak only as of the date of this document, any prospectus supplement or in the case of documents incorporated by reference, the date of such documents.

                                USE OF PROCEEDS

     Unless otherwise disclosed in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for working capital, capital expenditures, repurchases of outstanding securities and other general corporate purposes. Each trust will invest all proceeds received from the sale of its preferred securities and common securities in a particular series of Trenwick America's debt securities. Until we use the net proceeds in the manner described above, we may temporarily use them to make short-term investments or reduce short-term borrowings.

      RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED
                  FIXED CHARGES AND PREFERRED SHARE DIVIDENDS


     The following table shows Trenwick America's ratio of earnings to fixed charges and Trenwick's ratio of earnings to fixed charges and its ratio of earnings to combined fixed charges and preferred share dividends for the periods indicated.


     For purposes of computing the Trenwick America ratio of earnings to fixed charges, "earnings" represent income before income taxes and extraordinary item and fixed charges. Fixed charges include interest expense and dividends on capital securities. For purposes of computing the Trenwick ratio, "earnings" consist of income before adjustment for minority interest in consolidated subsidiaries and fixed charges. Fixed charges consist of interest expensed and capitalized, amortized premiums, and discounts on capitalized expenses related to indebtedness and preference security dividend requirements of consolidated subsidiaries.


                                                           Twelve Months Ended December 31,
                                          Three      --------------------------------------------
                                         Months
                                          Ended
                                        March 31,
                                          2001         2000        1999      1998    1997    1996
                                        ---------    --------    --------    ----    ----    ----
Trenwick America:
Ratio of earnings to fixed charges ...     1.7             --          --    3.2     5.3     7.6
Deficiency of earnings to fixed
  charges.............................      --       $(58,231)   $(22,250)    --      --      --



                                                                     Twelve Months Ended
                                                                        September 30,
                                        Three         Twelve       ------------------------
                                       Months         Months
                                        Ended         Ended
                                      March 31,    December 31,
                                        2001           2000          1999      1998    1997
                                      ---------    ------------    --------    ----    ----
Trenwick:
Ratio of earnings to fixed
charges.............................    3.06             1.66            --    35.68   73.39
Deficiency of earnings to fixed
  charges...........................      --               --      $ (5,679)    --      --
Ratio of earnings to combined fixed
  charges and preferred share
  dividends.........................    3.06               --            --    7.9     27.5
Deficiency of earnings to combined
  fixed charges and preferred share
  dividends.........................      --         $   (708)     $(12,242)    --      --


     The trusts had no operations during the periods set forth above.

                 GENERAL DESCRIPTION OF THE OFFERED SECURITIES

     Trenwick may from time to time offer under this document, separately or together:

     - common shares,

     - preferred shares, which may be represented by depositary shares as described below,

     - warrants to purchase common shares,

     - warrants to purchase preferred shares,

     - share purchase contracts to purchase common shares, and

     - share purchase units, each representing ownership of a share purchase contract and, as security for the holder's obligation to purchase common shares under the share purchase contract, any of (1) Trenwick America's debt securities, (2) debt obligations of third parties, including U.S. Treasury securities or (3) preferred securities of a trust.

     Trenwick America may offer unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by Trenwick to the extent described in this document.

     Each trust may offer preferred securities representing undivided beneficial interests in its assets, which will be fully and unconditionally guaranteed by Trenwick to the extent described in this document.

     The aggregate initial offering price of the offered securities will not exceed $400,000,000.

                    DESCRIPTION OF TRENWICK'S SHARE CAPITAL

     The following is a summary of certain provisions of Trenwick's memorandum of association and bye-laws. Because this summary is not complete, you should refer to the memorandum of association and bye-laws for complete information regarding the provisions of the memorandum of association and bye-laws, including the definitions of some of the terms used below. Copies of the memorandum of association and bye-laws are incorporated by reference as exhibits to the registration statement of which this document forms a part. Whenever particular sections or defined terms of the memorandum of association and bye-laws are referred to, such sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

     Trenwick's authorized share capital is 150,000,000 shares consisting of two classes of shares. These shares consist of common shares, par value $.10 per share and preferred shares, par value $.10 per share. As of June 30, 2001, we had 36,855,913 common shares outstanding, which excludes unissued shares reserved under stock option plans, warrants, stock purchase plans and various employee compensation plans. No preferred shares are currently outstanding.

     No holders of any class of authorized share capital are entitled to preemptive rights.

Common Shares

     Trenwick's common shares are quoted on the New York Stock Exchange under the symbol "TWK." The common shares currently issued and outstanding are fully paid and nonassessable. Common shares offered by a prospectus supplement, upon issuance against full consideration, will be fully paid and nonassessable. A more detailed description of our common shares is set forth in Trenwick's registration statement filed under the Exchange Act on Form S-4 on August 23, 2000, including any amendment or report for the purpose of updating such description.

     No provisions of Bermuda law or the memorandum of association or bye-laws impose any limitation on the rights of shareholders to hold or vote common shares by reason of their not being residents of Bermuda.

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

  Dividend Rights

     Subject to any preferential rights of any preferred shares created by our board of directors, each outstanding common share is entitled to such dividends as the board of directors may declare from time to time out of funds that Trenwick can legally use to pay dividends.

     Under Bermuda law, a company may not pay a dividend if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) the realizable value of the company's assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts.

  Voting Rights

     The holders of common shares possess exclusive voting rights, except to the extent our board of directors specifies voting power with respect to any preferred stock that is issued.

     Any question proposed for consideration by the common shareholders will require the affirmative vote of more than 50% of the votes cast. The bye-laws contain a provision limiting the voting rights of any person, partnership, syndicate or other group who owns, directly, indirectly or constructively under the Internal Revenue Code, 10% or more of the shares of Trenwick to 9.9%. This provision is intended to ensure that Trenwick is not inadvertently characterized as a controlled foreign corporation, which could cause U.S. persons owning 10% or more of its shares to suffer adverse U.S. tax consequences. Except as described above, the bye-laws provide that each shareholder is entitled to one vote for each common share held by that shareholder.

     Subject to the 10% voting limitation described above, all matters, including election of directors, voted upon at any duly held shareholders' meeting will be carried by a majority of the votes cast at the meeting by shareholders represented in person or by proxy, except as otherwise required under Bermuda law.

  Restrictions on the transfer of Trenwick shares

     Trenwick's bye-laws provide that a majority of all of the Trenwick directors must approve any transfer that will cause any shareholder other than an investment company to hold more than 5% of the outstanding share capital of the company, or any shareholder that is an investment company to acquire 10% or more of the outstanding common shares of the company.

  Unilateral Repurchase of Common Shares

     Trenwick's bye-laws contain a provision that if our board of directors determines that any shareholder's share ownership may result in adverse tax, regulatory or legal consequences to us or any shareholder, it may repurchase shares at fair market value. Trenwick may assign this repurchase right to a third party, including other shareholders. The same repurchase right on our behalf applies if a shareholder involuntarily is dissolved or liquidated or otherwise required to transfer involuntarily any or all of its shares.

Preferred Shares

     The bye-laws authorize the directors to issue preferred shares in a series and to determine the rights and preferences of each such series, to the extent permitted by the bye-laws and applicable law. Among other rights, the directors may determine:

     - the number of preferred shares of that series and the distinctive designation thereof;

     - the dividend rights of the shares of that series, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on shares of that series and any limitations, restrictions or conditions on the payment of dividends;

     - the voting powers, full or limited, if any, of the shares of that series;

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

     - the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the shares of that series may be redeemed, and any limitations, restrictions or conditions on such redemption;

     - the terms, if any, upon which the shares of that series will be convertible into or exchangeable for shares of any other series or securities previously registered or registered in this document and issued by Trenwick or its subsidiaries;

     - the amounts, and the relative rights or priority, if any, of payment in respect of shares of that series, which the holders of the shares of that series will be entitled to receive upon any liquidation, dissolution or winding up of Trenwick;

     - the terms, if any, of any purchase, retirement or sinking fund to be provided for the shares of that series; and

     - any other rights, preferences, limitations and powers of that series.

     The particular terms of any series of preferred shares will be set forth in the prospectus supplement relating to the offering.

     The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred shares of each series will be fixed or designated pursuant to a certificate of designation adopted by the board of directors or a duly authorized committee of the board of directors. The terms, if any, on which shares of any series of preferred shares are convertible or exchangeable into common shares will also be set forth in the prospectus supplement relating to the offering. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of common shares to be received by the holders of preferred shares would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred shares that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the series.

  Dividends

     The holders of preferred shares will be entitled to receive dividends at a rate set by the board of directors. The board of directors may also determine whether the dividends are cumulative or non-cumulative, whether shareholders are entitled to compounded or accrued interest on unpaid dividends, and whether dividends shall be payable in preference or in any other relation to the dividends payable on any other class of classes of shares or any other series of preferred shares.

  Liquidation, Dissolution or Winding Up

     The bye-laws authorize the board of directors to determine whether holders of a series of preferred shares will be entitled to participate in distributions on common shares in the event of liquidation, dissolution or winding up of Trenwick.

  Redemption

     The bye-laws authorize the board of directors to determine whether the preferred shares may be redeemed and, if so, the terms and conditions on which they may be redeemed, including dates and prices of redemption. The board of directors also may determine whether preferred shareholders are entitled to sinking fund or other fund provisions for the redemption or purchase of preferred shares.

  Conversion Rights

     The bye-laws authorize the board of directors to determine whether and under what terms and conditions the preferred shareholders shall be entitled to convert or exchange their shares.
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

  Reissuance of Shares

     Any preferred shares retired by purchase, redemption, through conversion, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preferred shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the board of directors in the same manner as any other authorized an unissued preferred shares.

Transfer Agent

     Trenwick's transfer agent and agent for the common shares and the preferred shares is First Chicago Trust Company of New York, a division of EquiServe LP.

Classified Board of Directors; Number of Directors; Filling of Vacancies

     Our bye-laws provide for a board of directors divided into three classes, with one class being elected each year to serve for a three year term. As a result, at least two annual general meetings of shareholders may be required for shareholders to change a majority of our board of directors. Our bye-laws also provide that newly created directorships resulting from any increase in the authorized number of up to 20 directors, or any vacancy, may be filled by a vote of a majority of directors then in office. Accordingly, our board of directors may be able to prevent any shareholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees.

Shareholder Approval of Business Combinations

     Bermuda law permits an amalgamation between two or more Bermuda companies, or between one or more Bermuda exempted companies and one or more foreign corporations, subject, unless the bye-laws otherwise provide, to obtaining a majority vote of three fourths of the shareholders of each such company present and voting in person or by proxy at a meeting called for the purpose.

     Bermuda law also provides that where an offer is made for shares in a company by another company and, within four months of the offer, the holders of at least 90% in value of the shares which are the subject of the offer, other than shares already held by or on behalf of the offeror, accept, the offeror may by notice, given within two months beginning with the date on which such acceptance is obtained, require any dissenting shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to a Bermuda court within one month of notice objecting to the transfer and the court may make any order it thinks fit.

     Bermuda law permits a company to reorganize its share capital in a scheme of arrangement between a company and its shareholders, or any class of shareholders, if the shareholders approve the scheme and the Supreme Court of Bermuda sanctions the scheme following a court hearing. A scheme of arrangement can be, and often is, used to effect a business combination between companies. Approval of a scheme of arrangement requires the affirmative vote of the holders of at least 75% of the shares that are represented and voted, either in person or by proxy, at a meeting of the shareholders or, if applicable, a meeting of the relevant class of shareholders, provided that those holders also constitute a majority of the record holders who are present and voting, either in person or by proxy, at the meeting.

Anti-Takeover Effects of the Bye-laws

     Provisions of Trenwick's bye-laws may delay or make more difficult unsolicited acquisitions or changes of control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by the board of directors to be in the best interests of Trenwick and its shareholders.

     Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be
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

considered desirable by a majority of our shareholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of the board of directors. These provisions include:

     - the establishment of a classified board of directors and the ability of the board to increase its size and to appoint directors to fill newly created or vacated directorships;

     - restrictions on the transfer of Trenwick shares; and

     - the Trenwick shareholder's rights plan.

Shareholders' Rights Plan

     On September 26, 2000, our board of directors declared a dividend of one Series A First Preference Share Right for each common share of Trenwick. The rights were issued at the close of business on September 27, 2000, which is referred to as the record date. Our board of directors also authorized the issuance of one right for each Trenwick common share issued between the record date and the distribution date (as described below). Each right entitles the holder to purchase from Trenwick one one-hundredth of a Series A First Preference Share at a purchase price of $85.00, subject to adjustment. The description and terms of the rights are set forth in the Rights Agreement, dated as of September 26, 2000, between Trenwick and First Chicago Trust Company of New York, as rights agent. The Rights Agreement is attached as Exhibit 4.2 to Trenwick's Annual Report on Form 10-K for the year ended December 31, 2000 which we have incorporated by reference.

     The rights generally will separate from the common shares and a distribution date will occur upon the earlier of:

     - 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, 15% or more of the outstanding common shares of Trenwick, or

     - following the commencement of a tender or exchange offer for 15% or more of Trenwick's outstanding common shares.

     In the following description, a person or group that acquires, or obtains the right to acquire, 15% or more of the outstanding common shares of Trenwick is referred to as an "Acquiring Person".

     Generally, if any person or group becomes an Acquiring Person, each right except for rights held by the Acquiring Person, will entitle its holder to purchase common shares having a market value equal to two times the exercise price of the right.

     Existing holders of 15% or more of Trenwick's common shares will not cause the rights to be exercisable, or entitle the holders of rights to purchase additional shares of Trenwick or any other entity, unless one of the holders acquires additional shares.

     If Trenwick is acquired in a consolidation, amalgamation, or other business combination transaction in which Trenwick is not the surviving corporation, or 50% or more of its assets or earning power is sold or transferred after a person or group becomes an Acquiring Person, then proper provision will be made so that each holder of a right (other than the Acquiring Person) will be entitled to receive common stock of the acquiring company having a market value equal to two times the exercise price of the right. This right does not apply to those transactions following an offer for all Trenwick's common shares which Trenwick's independent directors determine is adequate and otherwise in the best interests of Trenwick and its shareholders.

     Trenwick's board of directors has the option, at any time after any person or group becomes an Acquiring Person but before the Acquiring Person acquires 50% or more of the outstanding common shares, to exchange each right, except for rights held by the Acquiring Person for one common share or one one-hundredth of a preferred share.

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

     At any time prior to the time that any person or group becomes an Acquiring Person Trenwick's board of directors may redeem the rights in whole, but not in part, at a price of $0.01 per right. The rights will expire on September 27, 2010 if they have not been previously exercised, exchanged or redeemed.

                      DESCRIPTION OF THE DEPOSITARY SHARES

General

     Trenwick may, at its option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred shares) of a share of a particular series of preferred shares as described below. In the event Trenwick elects to do so, depositary receipts evidencing depositary shares will be issued to the public.

     The shares of any class or series of preferred shares represented by depositary shares will be deposited under a deposit agreement among Trenwick, a depositary selected by Trenwick and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by such depositary share, to all the rights and preferences of the preferred shares represented thereby (including dividend, voting, redemption and liquidation rights).

     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement. Copies of the forms of deposit agreement and depositary receipt are filed as exhibits to the registration statement of which this document forms a part, and the following summary is qualified in its entirety by reference to such exhibits.

     Pending the preparation of definitive depositary receipts, the depositary may, upon the written order of Trenwick, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

Dividends and Other Distributions

     The depositary will distribute all cash dividends or other distributions received in respect of the related class or series of preferred shares to the record holders of depositary shares relating to such class or series of preferred shares in proportion to the number of such depositary shares owned by such holders.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with the approval of Trenwick, sell such property and distribute the net proceeds from such sale to such holders.

Withdrawal of Shares

     Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption, converted or exchanged into other securities of Trenwick), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related class or series of preferred shares and any money or other property represented by such depositary shares. Holders of depositary receipts will be entitled to receive whole shares of the related class or series of preferred shares on the basis set forth in the prospectus supplement for such class or series of preferred shares, but holders of such whole shares of preferred shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing
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

the number of whole shares of preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional shares of preferred shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

     Whenever Trenwick redeems preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the related class or series of preferred shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such class or series of the preferred shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

     From and after the date fixed for redemption, all dividends in respect of the depositary shares called for redemption will cease to accrue, such depositary shares will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing such depositary shares will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon surrender of such depositary receipts to the depositary.

Exchange of Preferred Shares

     Whenever Trenwick exchanges all of the preferred shares held by the depositary of debt securities or common shares, the depositary will exchange as of the same exchange date all depositary shares representing the preferred shares so exchanged for debt securities or common shares. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share, plus all money and other property, if any, represented by such depositary shares, including all amounts paid by Trenwick in respect of dividends which on the exchange date have accrued on the preferred shares to be so exchanged and have not yet been paid.

Conversion of Preferred Shares

     The depositary shares, as such, are not convertible or exchangeable into common shares or any other securities or property of Trenwick. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered to the depositary with written instructions to the depositary to instruct Trenwick to cause conversion or exchange of the preferred shares represented by the depositary shares into whole common shares, other preferred shares or debt securities of Trenwick. Trenwick has agreed that upon receipt of such instructions and any amounts payable in connection with the conversion or exchange, it will cause the conversion or exchange of the depositary shares utilizing the same procedures as those provided for delivery of preferred shares to complete such conversion or exchange. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Voting the Preferred Shares

     Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the class or series of preferred shares represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of the preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which the depositary

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

deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such shares of preferred shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or inaction is in good faith and does not result from negligence or willful misconduct of the depositary.

Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Trenwick and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by Trenwick or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the related class or series of shares of preferred shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding.

Charges of Depositary

     Trenwick will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Trenwick will also pay charges of the depositary in connection with the performance of its duties under the depository agreement in connection with the initial deposit of the related class or series of preferred shares and any redemption of such preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

     The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred shares evidenced shares thereby until all such taxes and charges with respect to such depositary receipt or such preferred shares are paid by the holders thereof.

Miscellaneous

     The depositary will forward all reports and communications from Trenwick which are delivered to the depositary and which Trenwick is required to furnish to the holders of the preferred shares.

     Neither the depositary nor Trenwick will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Trenwick and the depositary under the deposit agreement will be limited to performance in good faith of their respective duties thereunder and neither Trenwick nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preferred shares unless satisfactory indemnity is furnished. Trenwick and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

     In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and Trenwick, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from Trenwick.

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

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering to Trenwick notice of its election to do so, and Trenwick may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                    DESCRIPTION OF THE WARRANTS TO PURCHASE
                       COMMON SHARES OR PREFERRED SHARES

     The following statements with respect to the common share warrants and preferred share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by Trenwick and a share warrant agent to be selected at the time of issue. The share warrant agreement may include or incorporate by reference standard warrant provisions substantially in the forms of the Common Share Warrant Agreement and the Preferred Share Warrant Agreement filed as exhibits to the registration statement of which this document forms a part.

General

     The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

     - the offering price, if any;

     - the designation and terms of the common or preferred shares purchasable upon exercise of the share warrants;

     - if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

     - the number of common or preferred shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

     - the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

     - a discussion of certain United States federal income tax considerations;

     - the call provisions, if any;

     - the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

     - the antidilution provisions of the share warrants; and

     - any other terms of the share warrants.

     The common or preferred shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Share Warrants

     Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature(s) to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder's election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates shall be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common or preferred shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common or preferred shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent shall deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

Antidilution and Other Provisions

     The exercise price payable and the number of common or preferred shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events, including the issuance of a share dividend to holders of common or preferred shares, respectively, or a combination, subdivision or reclassification of common or preferred shares, respectively. In lieu of adjusting the number of common shares or preferred shares purchasable upon exercise of each share warrant, Trenwick may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. Trenwick may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of Trenwick's consolidation, merger, or sale or conveyance of its property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of common and preferred shares and other securities and property (including cash) receivable by a holder of the number of common or preferred shares into which such share warrants were exercisable immediately prior thereto.

Modifications

     The share warrant agreement and the terms of the share warrants may be amended by Trenwick and the share warrant agent, without the consent of the share warrant holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained in the share warrant agreement, or in any other manner which Trenwick may deem necessary or desirable and which will not materially and adversely affect the interests of such holders.

     Trenwick and the share warrant agent may also modify or amend the share warrant agreement and the terms of the share warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised share warrants affected. However, if the modification or amendment shortens the period of time during which the share warrants may be exercised, materially and adversely affects the exercise rights of the holders of the share warrants or reduces the number of holders of shares whose consent is required for modification or amendment of the share warrant agreement, the consent of each affected holder of the share warrants is required.

No Rights as Shareholders

     Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of Trenwick's directors or any other matter, or to exercise any rights whatsoever as Trenwick's shareholders.

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

        DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

     Trenwick may issue share purchase contracts, representing contracts obligating holders to purchase from Trenwick, and obligating Trenwick to sell to the holders, a specified number of common or preferred shares at a future date or dates. The price per share and the number of common or preferred shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. Any such formula may include anti-dilution provisions to adjust the number of common or preferred shares issuable pursuant to the share purchase contracts upon certain events.

     The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder's obligations to purchase the shares under the share purchase contracts, either (1) senior debt securities or subordinated debt securities of Trenwick America, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) preferred securities of a trust. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract.

     The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

             DESCRIPTION OF DEBT SECURITIES AND TRENWICK GUARANTEE

     The following description of the Trenwick America debt securities and the Trenwick guarantee sets forth the material terms and provisions of the Trenwick America debt securities and the Trenwick guarantee to which any prospectus supplement may relate. The Trenwick America senior debt securities are to be issued under an indenture (the "Trenwick America senior indenture") among Trenwick America, Trenwick and Bank One Trust Company, N.A., as trustee, the form of which is filed as an exhibit to the registration statement of which this document forms a part. The Trenwick America subordinated debt securities are to be issued under an indenture (the "Trenwick America subordinated indenture") among Trenwick America, Trenwick and Bank One Trust, as trustee, the form of which is filed as an exhibit to the registration statement of which this document forms a part. The Trenwick America senior indenture and the Trenwick America subordinated indenture are sometimes referred to in this document collectively as the "Trenwick America indentures" and each individually as a "Trenwick America indenture". The particular terms of the Trenwick America debt securities offered by any prospectus supplement and the extent to which the general provisions described below may apply to the offered Trenwick America debt securities will be described in the prospectus supplement relating to such debt securities.

     Because the following summaries of the material terms and provisions of the Trenwick America indentures and the related debt securities and guarantee are not complete, you should refer to the forms of the Trenwick America indentures and debt securities for complete information regarding the terms and provisions of the Trenwick America indentures, including the definitions of some of the terms used below, and the debt securities and guarantee. Wherever particular articles, sections or defined terms of a Trenwick America indenture are referred to, such articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The Trenwick America indentures are substantially identical, except for certain covenants of Trenwick America and Trenwick and provisions relating to subordination.

General

     The Trenwick America indentures do not limit the aggregate principal amount of Trenwick America debt securities which Trenwick America may issue thereunder and provide that Trenwick America may issue debt securities thereunder from time to time in one or more series. (Section 3.1 of the Trenwick America indentures) The Trenwick America indentures do not limit the amount of other Indebtedness (as defined below) or debt securities, other than certain secured Indebtedness as described below, which the subsidiaries may issue.

     Unless otherwise provided in a prospectus supplement, the senior debt securities will be unsecured obligations of Trenwick America and will rank equally with all of its other unsecured and unsubordinated indebtedness. The subordinated debt securities of each series will be unsecured obligations of Trenwick America, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of Trenwick America with respect to such series, as described below under "Subordination of the Subordinated Debt Securities" and in the related prospectus supplement. The subordinated debt securities of any series issued to a trust will rank equally with each other series of subordinated debt securities issued to other trusts.

     Because Trenwick America is a holding company, its rights and the rights of its creditors (including the holders of Trenwick America debt securities) and shareholders to participate in any distribution of assets of any subsidiary upon that subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that Trenwick America may itself be a creditor with recognized claims against the subsidiary. The rights of creditors of Trenwick America (including the holders of Trenwick America debt securities) to participate in the distribution of stock owned by Trenwick America in certain of its subsidiaries, including Trenwick America's insurance subsidiaries, may also be subject to the approval of certain insurance regulatory authorities having jurisdiction over such subsidiaries.

     In the event the subordinated debt securities are issued to any of the trusts, in connection with such trust's issuance of preferred and common securities, such subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred and common securities in connection with the dissolution of such trust upon the occurrence of certain events described in the prospectus supplement relating to such preferred and common securities. Only one series of Trenwick America subordinated debt securities will be issued to a trust in connection with the issuance of preferred and common securities by the trust.

     The prospectus supplement relating to the debt securities offered thereby will describe the following terms of the offered debt securities:

     - the title of such debt securities and the series in which such debt securities will be included;

     - any limit upon the aggregate principal amount of such debt securities;

     - the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such debt securities will be payable;

     - the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

     - the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

     - whether and under what circumstances additional amounts in respect of certain taxes, fees, duties, assessments or governmental charges that might be imposed on holders of such debt securities will be payable and, if so, whether and on what terms Trenwick America will have the option to redeem such debt securities in lieu of paying such additional amounts (and the terms of such option);

     - the place or places where the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, any of such debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

     - whether any of such debt securities are to be redeemable at the option of Trenwick America and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at the option of Trenwick America;

     - whether Trenwick America will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Trenwick America debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

     - if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Trenwick debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any Trenwick America debt securities to be issued in bearer form will be issuable;

     - whether the debt securities will be convertible into Trenwick common shares or exchangeable for other securities previously registered or registered in this document and issued by Trenwick or its subsidiaries, and if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

     - if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

     - if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such debt securities;

     - whether the principal of, any premium or interest on or any additional amounts with respect to such debt securities will be payable, at the election of Trenwick America or a holder, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

     - any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such debt securities;

     - whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

     - whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

     - in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series and the guarantee in respect thereof will be senior to or be subordinated to other series of subordinated debt securities and the guarantee in respect thereof or other indebtedness of Trenwick America in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

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

     - any deletions from, modifications of or additions to the events of default (as described in this document) or covenants of Trenwick America with respect to such debt securities;

     - whether the provisions described below under "Discharge, Defeasance and Covenant Defeasance" will be applicable to such debt securities;

     - whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

     - any other terms of such debt securities and any other deletions from or modifications or additions to the applicable Trenwick America indenture in respect of such debt securities. (Section 3.1 of the Trenwick America indentures)

     We will have the ability under the Trenwick America indentures to "reopen" a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities. (Section 3.1 of the Trenwick America indentures)

     Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any debt securities will be payable at the office or agency maintained by Trenwick America for such purposes (initially the principal corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the U.S. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Sections 3.7 and 10.2 of the Trenwick America indentures)

     Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by Trenwick America for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but Trenwick America may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Trenwick America will not be required to (1) issue, register the transfer of, or exchange, debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 3.5 of the Trenwick America indentures) We have appointed the trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable. (Section 10.2 of the Trenwick America indentures)

     Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. (Section 3.2 of the Trenwick America indentures) The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

     The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. Special United States federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

     If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

     We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

     Unless otherwise described in a prospectus supplement relating to any debt securities, other than as described below under "-- Covenants Applicable to Senior Debt Securities Issued to a Trust -- Limitation on Liens on Stock of Designated Subsidiaries," the Trenwick America indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the "events of default" described below or covenants contained in the Trenwick America indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Trenwick Guarantee

     Trenwick will fully and unconditionally guarantee all payments with respect to the debt securities. Unless otherwise provided in a prospectus supplement, the Trenwick guarantee of the senior debt securities will be an unsecured obligation of Trenwick and will rank equally with all of its other unsecured and unsubordinated indebtedness (including the Trenwick America senior debt securities). The Trenwick guarantee of the subordinated debt securities of any particular series will be an unsecured obligation of Trenwick, subordinated in right of payment to the prior payment in full of all Trenwick America senior indebtedness (which term includes Trenwick America senior debt securities and the Trenwick guarantee of the Trenwick America senior debt securities) with respect to such series as described below under "Subordination of Trenwick Guarantee of Subordinated Debt Securities" and in the related prospectus supplement. The Trenwick guarantee of the subordinated debt securities of any series issued to a trust will rank equally with the guarantee of each other series of subordinated debt securities issued to other trusts.

     Since Trenwick is a holding company, its rights and the rights of its creditors (including the holders of the debt securities who are creditors of Trenwick by virtue of the Trenwick guarantee) and shareholders to participate in any distribution of the assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that Trenwick may itself be a creditor with recognized claims against the subsidiary. The right of creditors of Trenwick (including the holders of the debt securities who are creditors of Trenwick by virtue of the Trenwick guarantee) to participate in the distribution of the stock owned by Trenwick in certain of its subsidiaries, including Trenwick's insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries.

     Trenwick will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities of any series without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any political subdivision or taxing authority thereof or therein (a "taxing jurisdiction"), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction). If a withholding or deduction at source is required, Trenwick will, subject to certain limitations and exceptions described below, pay to the holder of any such debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security and the applicable Trenwick America indenture to be then due and payable.

     Trenwick will not be required to pay any additional amounts for or on account of:

          (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder
     (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented such debt security for payment in the relevant taxing jurisdiction, unless such debt security could not have been presented for payment elsewhere, or (c) presented such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

          (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax;

          (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such debt security to comply with any reasonable request by Trenwick addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which in either case is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

          (4) any combination of items (1), (2) and (3).

     In addition, Trenwick will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security to the extent such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 16.2 of the Trenwick America senior indenture and Section 17.2 of the Trenwick America subordinated indenture)

Conversion and Exchange

     The terms, if any, on which debt securities of any series are convertible into or exchangeable for other securities previously registered or registered in this document and issued by Trenwick or its subsidiaries, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement.

Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

     The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable Trenwick America indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

     Principal of, any premium and interest on, and any additional amounts with respect to, debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     The Trenwick America indentures provide that if (1) the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable Trenwick America indenture and a successor depositary is not appointed by us within 90 days of written notice, (2) we determine that the debt securities of a particular series no longer will be represented by global securities and execute and deliver to the trustee a company order to such effect or (3) an event of default with respect to a series of the debt securities will have occurred and be continuing, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5 of the Trenwick America indentures) It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Option to Extend Interest Payment Date

     If provided in the related prospectus supplement, we will have the right at any time and from time to time during the term of any series of subordinated debt securities issued to a trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such Extension Period may not extend beyond the stated maturity of such series of subordinated debt securities. Certain United States federal income tax consequences and special considerations applicable to such subordinated debt securities will be described in the related prospectus supplement. (Section 3.11 of the Trenwick America subordinated indenture)

Option to Extend Maturity Date

     If provided in the related prospectus supplement, we will have the right to change or extend the stated maturity of the principal of the subordinated debt securities of any series issued to a trust upon the liquidation of the trust and the exchange of the subordinated debt securities for the preferred securities of the trust, provided that (1) we are not in bankruptcy, otherwise insolvent or in liquidation; (2) we have not defaulted on any payment on such subordinated debt securities or related guarantee, as the case may be, and no deferred interest payments have accrued, (3) the applicable trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated, (4) the subordinated debt securities of such series are rated investment grade by Standard & Poor's Ratings Services, Moody's Investors Service, Inc. or another nationally recognized statistical rating organization and (5) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the trust. If we exercise our right to liquidate the trust and exchange the subordinated debt securities for the preferred securities of the trust as described above, any changed stated maturity of the principal of the subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of the trust. (Section
3.14 of the Trenwick America subordinated indenture)

Redemption

     Except as otherwise provided in the related prospectus supplement, in the case of any series of Trenwick America subordinated debt securities issued to a trust, if an "investment company event" or a "tax event" (each, a "special event") shall occur and be continuing, we may, at our option, redeem such series of subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the Special Event, at a redemption price equal to 100% of the principal amount of such subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption. (Section 11.8 of the Trenwick America subordinated indenture)
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

     For purposes of the Trenwick America subordinated indenture, "investment company event" means, in respect of a trust, the receipt by such trust of an opinion of independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, such trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of such trust. (Section 1.1 of the Trenwick America subordinated indenture)

     For purposes of the Trenwick America subordinated indenture, "tax event" means, in respect of a trust, the receipt by us of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the U.S. or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of such trust, there is more than an insubstantial risk that (i) such trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Trenwick America subordinated debt securities, (ii) interest payable by us on such subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for United States federal income tax purposes or (iii) such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimus amount of other taxes, duties or other governmental charges. (Section 1.1 of the Trenwick America subordinated indenture)

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Trenwick America subordinated debt securities to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the subordinated debt securities or portions thereof called for redemption.

Covenants Applicable to Senior Debt Securities Issued to a Trust

  Limitation on Liens on Stock of Designated Subsidiaries

     Under the Trenwick America senior indenture, each of Trenwick America and Trenwick will covenant that, so long as any senior debt securities are outstanding, it will not, nor will it permit any of its subsidiaries to, create, assume, incur, guarantee or otherwise permit to exist any "indebtedness" (as described in this document) secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any "designated subsidiary" (whether such shares are now owned or hereafter acquired) without effectively providing concurrently that the Trenwick America senior debt securities (and, if Trenwick America and Trenwick so elect, any other Indebtedness of Trenwick America that is not subordinate to the Trenwick America senior debt securities and with respect to which the governing instruments require, or pursuant to which Trenwick America is otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured. (Section 10. 5 of the Trenwick America senior indenture)

     For purposes of the Trenwick America senior indenture, "share capital" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred shares, but excluding any debt securities convertible into such equity. (Section 1.1 of the Trenwick America senior indenture)

     The term "designated subsidiary" means any present or future consolidated subsidiary of Trenwick, the Consolidated Net Worth of which constitutes at least 5% of Trenwick's consolidated net worth. (Section 1.1 of the Trenwick America senior indenture). As of December 31, 2000, Trenwick's designated subsidiaries were Trenwick (Barbados) Ltd., Trenwick America Corporation, Trenwick America Reinsurance Corporation, Canterbury Financial Group Inc., Chartwell Insurance Company, The Insurance

Corporation of New York, Trenwick Holdings Limited, Trenwick International Limited, LaSalle Re Holdings Limited and LaSalle Re Limited.

     For purposes of the indentures, the term "indebtedness" means, with respect to any person (as defined in the indenture), (1) the principal of and any premium and interest on (a) indebtedness of such person for money borrowed and
(b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable; (2) all capitalized lease obligations (as defined in the indenture) of such person;
(3) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (4) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day (as defined in the indenture) following receipt by such person of a demand for reimbursement following payment on the letter of credit); (5) all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise; (6) all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
(7) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above. (Section 1.1 of the Trenwick America indentures)

  Limitations on Disposition of Stock of Designated Subsidiaries

     The Trenwick America senior indenture also provides that so long as any Trenwick America senior debt securities are outstanding and except in a transaction otherwise governed by such indenture, neither Trenwick America nor Trenwick will issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any designated subsidiary, and will not permit any designated subsidiary to issue (other than to Trenwick America or Trenwick) any shares (other than director's qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any designated subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, Trenwick would own, directly or indirectly, less than 80% of the shares of capital stock of such designated subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition permitted by Trenwick America or Trenwick may only be made for at least a fair market value consideration as determined by the board of directors of Trenwick America or Trenwick, as the case may be, pursuant to a resolution adopted in good faith and (2) the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority. Notwithstanding the foregoing, (1) Trenwick America or Trenwick, as the case may be, may merge or consolidate any designated subsidiary into or with another direct or indirect "subsidiary" (as described in this document) of Trenwick, the shares of capital stock of which Trenwick owns at least 80%, and (2) Trenwick America or Trenwick, as the case may be, may, subject to the provisions described under "Consolidation, Amalgamation, Merger and Sale of Assets" below, sell, assign, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time for at least a fair market value consideration as determined by the board of directors of Trenwick America or Trenwick, as the case may be, pursuant to a resolution adopted in good faith. (Section 10.6 of the Trenwick America senior indenture)
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

Covenants Applicable to Subordinated Debt Securities Issued to a Trust

     Each of Trenwick and Trenwick America will also covenant, as to each series of subordinated debt securities issued to a trust in connection with the issuance of preferred securities and common securities by that trust, that it will not permit any of its subsidiaries to, (1) redeem or make a liquidation payment with respect to, any of the outstanding share capital of Trenwick America or Trenwick, as the case may be, or (2) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt security of Trenwick America or Trenwick that ranks junior in interest to the subordinated debt securities of such series or the Trenwick guarantee in respect thereof, as the case may be, or make any guarantee payments with respect to any guarantee by Trenwick America or Trenwick, as the case may be, of the debt securities of any subsidiary of Trenwick America or Trenwick, as the case may be, if such guarantee ranks junior in interest to the Trenwick America subordinated debt securities of such series or the Trenwick guarantee in respect thereof, as the case may be (other than (a) dividends or distributions on the share capital of Trenwick America paid or made to Trenwick and dividends or distributions in common stock of Trenwick America or common shares of Trenwick, as the case may be, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of Trenwick America or Trenwick, as the case may be, or the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any preferred securities guarantee and (d) purchases of common shares related to the issuance of common stock or common shares under any of Trenwick America's or Trenwick's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which Trenwick America or Trenwick has actual knowledge that (A) with the giving of notice or lapse of time or both would constitute an event of default and (B) in respect of which Trenwick America or Trenwick, as the case may be, shall not have taken reasonable steps to cure, (ii) Trenwick shall be in default with respect to its payment of any obligations under the preferred securities guarantee relating to such related preferred securities or
(iii) Trenwick America shall have given notice of its election to begin an "extension period" as provided in the Trenwick America subordinated indenture with respect to the Trenwick America subordinated debt securities of such series and shall not have rescinded such notice, or such extension period, or any extension thereof, shall be continuing. (Section 10.10 of the Trenwick America subordinated indenture)

     In the event our subordinated debt securities are issued to a trust in connection with the issuance of preferred securities and common securities of such trust, for so long as such series of subordinated debt securities remain outstanding, Trenwick America will also covenant (1) to maintain directly or indirectly 100% ownership of the common securities of such trust; provided, however, that any permitted successor of Trenwick America under the applicable subordinated indenture may succeed to Trenwick America's ownership of such common securities, (2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of Trenwick America subordinated debt securities to the holders of preferred securities and common securities in liquidation of such trust, the redemption of all of the preferred securities and common securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the trust agreement of such trust, and (3) to use our reasonable efforts, consistent with the terms of the related trust agreement, to cause such trust to remain classified as a grantor trust for United States federal income tax purposes. (Section 10.12 of the Trenwick America subordinated indenture)

  Consolidation, Amalgamation, Merger and Sale of Assets

     Each Trenwick America indenture provides that Trenwick America may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into Trenwick America, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Trenwick America, unless (a) in the case of (1) above, such person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of Trenwick America's obligations under such Trenwick America indenture and the debt securities issued thereunder, and provides for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible or exchangeable into ordinary shares or other securities; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Trenwick America or a subsidiary as a result of such transaction as having been incurred by Trenwick America or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, shall have happened and be continuing; and (c) certain other conditions are met. (Section 8.1 of the Trenwick America indentures)

     Each Trenwick America indenture provides that Trenwick may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into Trenwick, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Trenwick, unless (a) in the case of (1) above, such person is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or Bermuda and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the debt securities issued thereunder, and the performance of Trenwick's obligations under such Trenwick America indenture and the debt securities issued thereunder;
(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of Trenwick or a subsidiary as a result of such transaction as having been incurred by Trenwick or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, shall have happened and be continuing; and (c) certain other conditions are met. (Section
8.3 of the Trenwick America indentures)

Events of Default

     Each of the following events will constitute an "event of default" under the applicable Trenwick America indenture with respect to any series of debt securities issued thereunder (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

          (2) default in the payment of the principal of or any premium on any debt security of such series, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of such series;

          (4) default in the performance, or breach, of any covenant or warranty of Trenwick America or Trenwick contained in the applicable Trenwick America indenture for the benefit of such series or in the debt securities of such series, and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in such Trenwick America indenture;

          (5) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any "indebtedness" of Trenwick America or Trenwick (including an event of default under any other series of Trenwick America debt securities), whether such indebtedness now exists or is hereafter created or incurred, happens and consists of default in the payment of more than $50,000,000 in principal amount of such indebtedness at the maturity thereof (after giving effect to any applicable grace period) or results in such indebtedness in principal amount in excess of $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such default is not cured or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the applicable Trenwick America indenture;

          (6) Trenwick America or Trenwick shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

          (7) certain events in our bankruptcy, insolvency or reorganization;
     and

          (8) any other event of default provided in or pursuant to the applicable Trenwick America indenture with respect to the debt securities of such series. (Section 5.1 of the Trenwick America indentures)

     If an event of default with respect to the debt securities of any series (other than an event of default described in (7) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series by written notice as provided in the applicable Trenwick America indenture may declare the principal amount (or such lesser amount as may be provided for in the debt securities of such series) of all outstanding debt securities of such series to be due and payable immediately. In the case of an event of default with respect to a series of subordinated debt securities issued to a trust, if the trustee or such holders fail to declare such principal amount (or lesser amount) to be due and payable immediately, the holders of at least 25% in liquidation amount of the outstanding preferred securities of the trust may do so by written notice as provided in the subordinated indenture. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the applicable Trenwick America indenture, the holders of not less than a majority in principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such declaration of acceleration. In the case of a series of subordinated debt securities issued to a trust, if such holders fail to rescind and annul such declaration, the holders of a majority in liquidation amount of the outstanding preferred securities of such trust may, subject to satisfaction of certain conditions, rescind and annul such declaration by written notice as provided in the Trenwick America subordinated indenture. An event of default described in
(7) of the preceding paragraph will cause the principal amount and accrued interest (or such lesser amount as provided for in the debt securities of such series) to become immediately due and payable without any declaration or other act by the trustee or any holder. (Section 5.2 of the Trenwick America indentures)

     Each Trenwick America indenture provides that, within 90 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the Trenwick America debt securities of any series (a "default"), the trustee must transmit, in the manner set forth in such Trenwick America indenture, notice of such default to the holders of the Trenwick America debt securities of such series unless such default has been cured or waived; provided, however, that except in the case of a default in the payment of principal of, or premium, if any, or interest, if any, on, or additional amounts or any sinking fund or purchase fund installment with respect to, any Trenwick America debt security of such series, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of Trenwick America debt securities of such series; and provided, further, that in the case of any default of the character described in (5) of the second preceding paragraph, no such notice to holders will be given until at least 30 days after the default occurs. (Section 6.2 of the Trenwick America indentures)

     If an event of default occurs and is continuing with respect to the debt securities of any series, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities of such series by all appropriate judicial proceedings. (Section 5.3 of the Trenwick America indentures) Each Trenwick America indenture provides that, subject to the duty of the trustee during any
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

default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such Trenwick America indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the trustee reasonable indemnity. (Section 6.1 of the Trenwick America indentures) Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the applicable Trenwick America indenture, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Trenwick America debt securities of such series. (Section 5.12 of the Trenwick America indentures)

Modification and Waiver

     Trenwick, Trenwick America and the trustee may modify or amend either Trenwick America indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

     - change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, any debt security,

     - reduce the principal amount of, or the rate (or modify the calculation of such rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any debt security,

     - change the obligation of Trenwick America to pay additional amounts with respect to any debt security,

     - reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy,

     - change the redemption provisions of any debt security or adversely affect the right of repayment at the option of any holder of any debt security,

     - change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to any debt security is payable,

     - impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

     - reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take specific actions,

     - reduce the requirements for quorum or voting by holders of debt securities in Section 15.4 of each Trenwick America indenture,

     - modify any of the provisions of the Trenwick subordinated indenture relating to the subordination of the debt securities or the Trenwick guarantee in a manner adverse to the holders of the subordinated debt securities,

     - modify or effect in any manner adverse to the holders of debt securities the terms and conditions of the obligations of Trenwick in respect of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements or additional amounts with respect to, the debt securities,

     - modify any of the provisions in the applicable Trenwick America indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that other provisions of such Trenwick America indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby,

     - make any change that adversely affects the rights to convert or exchange any debt security into or for securities of Trenwick or Trenwick America or other securities, cash or property, or

     - modify any of the above provisions. (Section 9.2 of the Trenwick America indentures)

     In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indenture in any manner which might terminate or impair the subordination of the subordinated debt securities of any series to "senior indebtedness" (as described in this document) with respect to such series or the subordination of the guarantee with respect to the subordinated debt securities of any series to senior indebtedness with respect to such series, without the prior written consent of the holders of such senior indebtedness or such senior indebtedness, respectively. (Section 9.7 of the Trenwick America subordinated indenture).

     Trenwick America and the trustee may modify or amend either Trenwick America indenture and the debt securities of any series without the consent of any holder, among other things, to:

     - provide for a successor to Trenwick America or Trenwick pursuant to a consolidation, amalgamation, merger or sale of assets;

     - add to the covenants of Trenwick America or Trenwick for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Trenwick America or Trenwick by the applicable Trenwick America indenture;

     - provide for a successor trustee with respect to the debt securities of all or any series;

     - cure any ambiguity or correct or supplement any provision in either Trenwick America indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under either Trenwick America indenture which will not adversely affect the interests of the holders of debt securities of any series issued pursuant thereto;

     - change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities under either Trenwick America indenture;

     - add any additional events of default with respect to all or any series of debt securities;

     - secure the debt securities; or

     - make any other change that does not materially adversely affect the interests of the holders of any debt securities then outstanding under the applicable Trenwick America indenture. (Section 9.1 of the Trenwick America indentures)

     The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by Trenwick America and/or Trenwick with certain covenants of the applicable Trenwick America indenture. (Section 10.8 of the Trenwick America senior indenture; Section 10.6 of the Trenwick America subordinated indenture) The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series and, in the case of any subordinated debt securities issued to a trust, the holders of not less than a majority in liquidation amount of the outstanding preferred securities of the trust, may waive any past default and its consequences under the applicable Trenwick America indenture with respect to the debt securities of that series, except a default (1) in the payment of principal, any premium or interest on or any additional amounts with respect to debt securities of that series or (2) in respect of a covenant or provision of the applicable Trenwick America indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of any series affected. (Section 5.13 of the Trenwick America indentures)

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

     Under each Trenwick America indenture, Trenwick America is required to furnish the trustee annually a statement as to the performance by Trenwick America of certain of its obligations under that Trenwick America indenture and as to any default in such performance. Trenwick America is also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default, resulting from the failure to perform or breach of any covenant or warranty contained in the applicable Trenwick America indenture or the debt securities of any series. (Sections 10.9 and 10.10 of the Trenwick America senior indenture; Sections 10.7 and 10.8 of the Trenwick America subordinated indenture)

Discharge, Defeasance and Covenant Defeasance

     Trenwick America may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or in the "foreign currency" (as described in this document) in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be. (Section 4.1 of the Trenwick America indentures)

     Each Trenwick America indenture provides that, unless the provisions of
Section 4.2 thereof are made inapplicable to the debt securities of or within any series pursuant to Section 3.1 thereof, Trenwick America may elect either
(1) to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and other obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to such Trenwick America debt securities and to hold moneys for payment in trust) ("defeasance") or (2) to be released from its obligations with respect to such debt securities under certain covenants as described in the related prospectus supplement, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"). Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by Trenwick with a trustee, in trust, of an amount in U.S. dollars or in the foreign currency in which such debt securities are payable at stated maturity, or "government obligations" (as described in this document) (as defined below), or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on, and any additional amounts with respect to, such debt securities on the scheduled due dates. (Section 4.2 of the Trenwick America indentures)

     Such a trust may only be established if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the applicable Trenwick America indenture or any other material agreement or instrument to which Trenwick is a party or by which we are bound, (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 123rd day after such date and (3) Trenwick has delivered to the trustee an opinion of counsel (as specified in the Trenwick America indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Trenwick, a Revenue Ruling published by the Internal Revenue Service or a change in

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

applicable United States federal income tax law occurring after the date of the applicable Trenwick America indenture. (Section 4.2 of the Trenwick America indentures)

     "Foreign currency" means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments. (Section 1.1 of the Trenwick America indentures)

     "Government obligations" means debt securities which are (1) direct obligations of the United States of America or the government or the governments which issued the foreign currency in which the Trenwick America debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government or governments which issued the foreign currency in which the Trenwick America debt securities of such series are payable, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or any other amount with respect to any such government obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the government obligation or the specific payment of interest on or principal of or any other amount with respect to the government obligation evidenced by such depository receipt. (Section 1.1 of the Trenwick America indentures)

     If after Trenwick has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of that series is entitled to, and does, elect pursuant to Section 3.1 of the applicable Trenwick America indenture or the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security, or
(2) a "conversion event" (as defined below) occurs in respect of the foreign currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other properties so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such conversion event based on (a) in the case of payments made pursuant to clause
(1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date, or (b) with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect (as nearly as feasible) at the time of the conversion event. (Section
4.2 of the Trenwick America indentures)

     "Conversion event" means the cessation of use of (1) a foreign currency both by the government of the country or countries which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) any currency unit or composite currency for the purposes for which it was established. All payments of principal of, any premium and interest on, and any additional amounts with respect to, any debt security that are payable in a foreign currency that ceases to be used by the government or governments of issuance shall be made in U.S. dollars. (Section 1.1 of the Trenwick America indentures)

     In the event Trenwick effects covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount in such foreign currency in which such debt securities are payable, and government obligations on deposit with the trustee, will be sufficient to pay amounts due on such debt securities at the time of the stated

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

maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, Trenwick would remain liable to make payment of such amounts due at the time of acceleration.

Subordination of the Subordinated Debt Securities

     The subordinated debt securities of each series will, to the extent set forth in the Trenwick America subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness with respect to such series. (Section 16.1 of the Trenwick America subordinated indenture). Upon any payment or distribution of assets of Trenwick America of any kind or character, whether in cash, property or securities, to creditors, upon any dissolution, winding up, liquidation or reorganization of Trenwick America, whether voluntary or involuntary or in bankruptcy insolvency, receivership or other proceedings, all amounts due upon all senior indebtedness with respect to subordinated debt securities of any series first be paid in full, or payment thereof provided for in money in accordance with it terms, before the holders of subordinated debt securities of such series are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such senior indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of Trenwick America being subordinated to the payment of Trenwick America subordinated debt securities of such series, which may be payable or deliverable in respect of the Trenwick America subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding. (Section 16.3 of the Trenwick America subordinated indenture)

     By reason of such subordination, in the event of liquidation or insolvency of Trenwick America, holders of Senior Indebtedness with respect to the subordinated debt securities of any series and holders of other obligations of Trenwick America that are not subordinated to such senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series.

     Subject to the payment in full of all senior indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series will be subrogated to the rights of the holders of such senior indebtedness to receive payments or distributions of cash, property or securities of Trenwick America applicable to such senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full. (Section 16.4 of the Trenwick America subordinated indenture)

     No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities may be made (1) if any senior indebtedness of Trenwick America is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any senior indebtedness of Trenwick America has been accelerated because of a default. (Section 16.2 of the Trenwick America subordinated indenture)

     The Trenwick America subordinated indenture does not limit or prohibit Trenwick America from incurring additional senior indebtedness, which may include Indebtedness that is senior to the subordinated debt securities, but subordinate to other obligations of Trenwick America. The senior debt securities will constitute senior indebtedness under the Trenwick America subordinated indenture.

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

     The term "senior indebtedness" means, with respect to the subordinated debt securities of any particular series, all Indebtedness of Trenwick America outstanding at any time, except:

          (1) the subordinated debt securities of such series,

          (2) indebtedness (as described in this document) as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the Trenwick America subordinated debt securities of such series,

          (3) indebtedness (as described in this document) of Trenwick America to an affiliate of Trenwick America,

          (4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against Trenwick America in a proceeding under federal or state bankruptcy laws,

          (5) trade accounts payable, and

          (6) any indebtedness (as described in this document), including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) any trust or (y) any trust, partnership or other entity affiliated with Trenwick which is a financing vehicle of Trenwick or any affiliate of Trenwick in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities" below that are guaranteed by Trenwick pursuant to an instrument that ranks equally with or junior in right of payment to preferred securities guarantees described under "Description of Preferred Securities Guarantees" below.

     Such senior indebtedness with respect to the subordinated debt securities of any particular series shall continue to be senior indebtedness with respect to the subordinated debt securities of such series and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness. (Sections 1.1 and 16.8 of the Trenwick America subordinated indenture)

     The Trenwick America subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

  Subordination of Trenwick Guarantee of Subordinated Debt Securities

     The Trenwick guarantee of subordinated debt securities of each series will, to the extent set forth in the Trenwick America subordinated indenture, be subordinate in right of payment to the prior payment in full of all Trenwick senior indebtedness with respect to such series. (Section 18.1 of the Trenwick America subordinated indenture) Upon any payment or distribution of assets of Trenwick of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of Trenwick, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Trenwick senior indebtedness with respect to the subordinated debt securities of any series will first be paid in full, or payment thereof provided for in money in accordance with its terms, before the holders of subordinated debt securities of such series are entitled to receive or retain any payment from Trenwick on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities of such series, and to that end the holders of such Trenwick senior indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution by Trenwick of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by Trenwick by reason of the payment of any other indebtedness of Trenwick being subordinated to the payment of subordinated debt securities of such series, which may be payable or deliverable by Trenwick in respect of the subordinated debt securities of such series upon any such dissolution, winding-up, liquidation or reorganization or in any such bankruptcy, insolvency, receivership or other proceeding. (Section 18.3 of the Trenwick America subordinated indenture)

     By reason of such subordination, in the event of liquidation or insolvency of Trenwick, holders of Trenwick senior indebtedness with respect to the subordinated debt securities of any series and holders of other obligations of Trenwick that are not subordinated to such Trenwick senior indebtedness may recover more, ratably, than the holders of the subordinated debt securities of such series.

     Subject to the payment in full of all Trenwick senior indebtedness with respect to the subordinated debt securities of any series, the rights of the holders of the subordinated debt securities of such series under the Trenwick guarantee will be subrogated to the rights of the holders of such Trenwick senior indebtedness to receive payments or distributions of cash, property or securities of Trenwick applicable to such Trenwick senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, the subordinated debt securities of such series have been paid in full. (Section 18.4 of the Trenwick America subordinated indenture)

     No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities of any series may be made by Trenwick (i) if any Trenwick senior indebtedness with respect to such series is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (ii) if the maturity of any Trenwick senior indebtedness with respect to such series has been accelerated because of a default. (Section 18.2 of the Trenwick America subordinated indenture)

     The Trenwick America subordinated indenture does not limit or prohibit Trenwick from incurring additional Trenwick Senior Indebtedness, which may include Indebtedness that is senior to the Trenwick guarantee of the subordinated debt securities of any series, but subordinate to other obligations of Trenwick. The Trenwick senior debt securities will constitute "Trenwick senior indebtedness" with respect to the subordinated debt securities of each series under the Trenwick America subordinated indenture.

     The term "Trenwick senior indebtedness" means, with respect to the subordinated debt securities of any particular series, all indebtedness of Trenwick outstanding at any time, except:

          (1) Trenwick's obligations under the Trenwick guarantee in respect of the subordinated debt securities of such series,

          (2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such indebtedness is subordinated to or ranks equally with Trenwick's obligations under the Trenwick guarantee in respect of the Trenwick subordinated debt securities of such series,

          (3) Indebtedness of Trenwick to an affiliate of Trenwick,

          (4) Interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against Trenwick in a proceeding under federal or state bankruptcy laws,

          (5) Trade accounts payable,

          (6) Trenwick's obligations under the Trenwick guarantee in respect of the debt securities of any series initially issued to (x) any trust or (y) any trust, partnership or other entity affiliated with Trenwick which is a financing vehicle of Trenwick or any Affiliate of Trenwick in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under "Description of Preferred Securities Guarantees" below that are guaranteed by Trenwick pursuant to an instrument that ranks equally with a junior in right of payment to the preferred securities guarantees described under "Description of Preferred Securities Guarantees" below, and

          (7) All preferred securities guarantees and all similar guarantees issued by Trenwick on behalf of holders of preferred securities of a trust or other similar preferred securities issued by any trust, partnership or other entity affiliated with Trenwick which is a financing vehicle for Trenwick and any affiliate of Trenwick.

     The Trenwick America subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular series of Trenwick America subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the applicable prospectus supplement.

New York Law to Govern

     The Trenwick America indentures, the Trenwick America debt securities and the Trenwick guarantee will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state. (Section 1.13 of the Trenwick America indentures)

                   DESCRIPTION OF TRUST PREFERRED SECURITIES

     Each trust will be governed by the terms of the applicable trust agreement. Under the trust agreement of a trust, the trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the trust agreement or made a part of the trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will mirror the terms of the Trenwick America subordinated debt securities purchased by the trust using the proceeds from the sale of its preferred securities and its common securities. The Trenwick America subordinated debt securities issued to the trust will be guaranteed by Trenwick on a subordinated basis and are referred to as the "corresponding subordinated debt securities" relating to the trust. See "Use of Proceeds."

     The following summary sets forth the material terms and provisions of each trust agreement and the preferred securities to which any prospectus supplement relates. Because this summary is not complete, you should refer to the form of trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of that agreement and of the preferred securities, including the definitions of some of the terms used below. The form of trust agreement filed as an exhibit to the registration statement of which this document forms a part is incorporated by reference in this summary. Whenever particular sections or defined terms of a trust agreement are referred to, those sections or defined terms are incorporated in this document by reference, and the statements in connection with which such reference is made are qualified in their entirety by such reference.

Issuance, Status and Guarantee of Preferred Securities

     Under the terms of the trust agreement for each trust, the administrative trustees will issue the preferred securities on behalf of that trust. The preferred securities will represent preferred beneficial interests in the trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of such trust, as well as other benefits under the corresponding trust agreement. The preferred securities of a trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of that trust except as described under "-- Subordination of Common Securities." The property trustee will hold legal title to the corresponding subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of a trust are collectively referred to as the "trust securities" of that trust.

     Trenwick will issue a guarantee agreement for the benefit of the holders of each trust's preferred securities which we refer to in this document as the "preferred securities guarantee" for those preferred securities. Under each preferred securities guarantee, Trenwick will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the related trust has funds on hand to make such payments. See "Description of Preferred Securities Guarantees."

Distributions

     Distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a business day, payment of the distribution payable on such date will be made on the next succeeding day that is a business day (and without any additional distributions or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding business day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with the foregoing, a "distribution date"). (Section 4.1 of the trust agreements) A "business day" is any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the trustee for the corresponding subordinated debt securities is closed for business. (Section 1.1 of the trust agreements)

     Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. References to "distributions" include any accumulated or additional distributions unless otherwise stated. (Section 4.1 of the trust agreements)

     If provided in the applicable prospectus supplement, Trenwick America has the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding subordinated debt securities. See "Description of Debt Securities and Trenwick Guarantee -- Option to Extend Interest Payment Date." As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities, which will match the interest rate payable on the corresponding subordinated debt securities during the Extension Period) by the trust which issued such preferred securities during any such Extension Period. (Section 4.1 of the trust agreements)

     The funds of each trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding subordinated debt securities in which the trust will invest the proceeds from the issuance and sale of its trust securities. If Trenwick America does not make interest payments on those corresponding subordinated debt securities, the property trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by Trenwick on a limited basis as set forth herein under "Description of Preferred Securities Guarantees."

     Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of such trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be one Business Day prior to the relevant distribution dates. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each distribution payment will be made as described under "Global Preferred Securities." In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.1 of the trust agreements)

Redemption or Exchange

     Mandatory Redemption. Upon any repayment or redemption, in whole or in part, of any corresponding subordinated debt securities held by a trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the property trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, preferred and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding subordinated debt securities (the "redemption price"). (Section
4.2 of the trust agreements) If less than all of any series of corresponding subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred common securities. (Section 4.2 of the trust agreements)

     Trenwick America will have the right to redeem any series of corresponding subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a special event (as described in this document) and subject to the further conditions described under "Description of Debt Securities and Trenwick Guarantee -- Redemption," or (2) as may be otherwise specified in the applicable prospectus supplement.

     Special Event Redemption or Distribution of Corresponding Subordinated Debt Securities. If a special event relating to the preferred securities and common securities of a trust shall occur and be continuing, Trenwick America has the right to redeem the corresponding subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the special event. At any time, Trenwick has the right to dissolve the related trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, cause such corresponding subordinated debt securities to be distributed to the holders of such preferred and common securities in liquidation of the trust. If Trenwick America does not elect to redeem the corresponding subordinated debt securities upon the occurrence of a special event, the applicable preferred securities will remain outstanding, and in the event a tax event has occurred and is continuing, "additional sums" may be payable on the corresponding subordinated debt securities. "Additional sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding preferred securities and common securities of the trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such trust has become subject as a result of a tax event. (Section 1.1 of the trust agreements)

     On and from the date fixed for any distribution of corresponding subordinated debt securities upon dissolution of a trust (1) the trust securities will no longer be deemed to be outstanding, (2) the depositary or its nominee, as the record holder of the applicable preferred securities, will receive a registered global certificate or certificates representing the corresponding subordinated debt securities to be delivered upon such distribution, upon surrender of the related preferred securities certificates for exchange and (3) any certificates representing such preferred securities not so surrendered for exchange will be deemed to represent beneficial interests in the corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of such preferred securities, and accruing interest at the rate provided for in such debt securities (which will equal the distribution rate on the preferred securities) until such certificates are presented to the administrative trustees or their agent for exchange. (Section 9.4 of the trust agreements)

     There can be no assurance as to the market prices for the preferred securities or the corresponding subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you may purchase, or

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

the corresponding subordinated debt securities that you may receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

     Preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding subordinated debt securities. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related trust has funds on hand available for the payment of such redemption price. See also "-- Subordination of Common Securities."

     If a trust gives a notice of redemption (which notice will be irrevocable) in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by Trenwick pursuant to the preferred securities guarantee as described under "Description of Preferred Securities Guarantees," distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may, including Trenwick America, at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement and we or our subsidiaries may exchange such preferred securities for Trenwick America's subordinated debt securities.

     Payment of the redemption price on the preferred securities shall be made to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be one business day prior to the relevant redemption date; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

     If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such preferred and common securities to be redeemed shall be allocated pro rata to the preferred and common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding preferred securities not previously called for redemption, or by such method (including without limitation by lot) as the property trustee shall deem fair and appropriate. The property trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption. (Section 4.2 of the trust agreements)

Subordination of Common Securities

     Payment of distributions on, and the redemption price of, each trust's preferred and common securities, as applicable, shall be made pro rata based on the liquidation amount of such preferred and common securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust's outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust's outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust's preferred securities then due and payable.

     In the case of any event of default under the trust agreement resulting from a event of default under the corresponding subordinated debt securities, the holder of such trust's common securities will be deemed to have waived any right to act with respect to any such event of default under the applicable trust agreement until the effect of all such events of default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such events of default under the applicable trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of the trust's common securities, and only the holders of such preferred securities will have the right to direct the property trustee to act on their behalf. (Section 4.3 of the trust agreements)

Liquidation Distribution Upon Dissolution of a Trust

     Pursuant to each trust agreement, each trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

          (1) certain events of our bankruptcy, dissolution or liquidation;

          (2) the written direction to the property trustee from Trenwick, as depositor, at any time (which direction is optional and wholly within the discretion of Trenwick, as depositor) to dissolve the trust and distribute corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities to the holders of the trust securities in exchange for the trust securities;

          (3) the redemption of all of the trust's trust securities following a special event;

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

          (4) the redemption of all of the trust's preferred securities as described under "Description of Trust Preferred Securities -- Redemption or Exchange -- Mandatory Redemption"; and

          (5) the entry of an order for the dissolution of the trust by a court of competent jurisdiction. (Section 9.2 of the trust agreements)

     If an early dissolution occurs as described in clause (1), (2) or (5) above or upon the date designated for automatic dissolution of the trust, the trust shall be liquidated by the trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities corresponding subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the property trustee not to be practical, such holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the "liquidation distribution"). If such liquidation distribution can be paid only in part because such trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on its preferred securities shall be paid on a pro rata basis. The holder of such trust's common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4 of the trust agreements)

Events of Default; Notice

     Any one of the following events constitutes an "event of default" under each trust agreement with respect to the applicable preferred securities (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the occurrence of an event of default in respect of the corresponding subordinated debt securities (see "Description of Debt Securities and Trenwick Guarantee -- Events of Default"); or

          (2) default by the trust in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

          (3) default by the trust in the payment of any redemption price of any trust security when it becomes due and payable; or

          (4) default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in such trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of the applicable trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such trust agreement; or

          (5) the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by Trenwick, as depositor, to appoint a successor property trustee within 60 days thereof. (Section
     1.1 of the trust agreements)

     Within 5 business days after the occurrence of any event of default actually known to the property trustee, the property trustee shall transmit notice of such event of default to the holders of such trust's preferred securities, the administrative trustees and Trenwick, as depositor, unless such event of default shall have been cured or waived. (Section 8.2 of the trust agreements) Trenwick, as depositor, and the

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

administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each trust agreement. (Sections 8.15 and 8.16 of the trust agreements)

     If an event of default under the corresponding subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of each trust as described above. See "-- Liquidation Distribution Upon Dissolution of a Trust." The existence of an event of default under the trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof.

Removal of Trustees

     Unless an event of default under the corresponding subordinated debt securities shall have occurred and be continuing, any trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding subordinated debt securities has occurred and is continuing, the property trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement. (Section
8.10 of the trust agreements)

Co-Trustees and Separate Property Trustee

     Unless an event of default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of any trust may at the time be located, Trenwick, as depositor, and the administrative trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the property of such trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. In case an event of default under the corresponding Trenwick America subordinated debt securities has occurred and is continuing, the property trustee alone shall have power to make such appointment. (Section 8.9 of the trust agreements)

Merger or Consolidation of trustees

     Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such trustee shall be a party shall be the successor of such trustee under each trust agreement, provided such corporation shall be otherwise qualified and eligible. (Section
8.12 of the trust agreements)

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

     A trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in "Liquidation Distribution Upon Dissolution of a Trust." A trust may, at the request of Trenwick America, with the consent of only the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that

          (1) such successor entity either (a) expressly assumes all of the obligations of such trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having
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

     substantially the same terms as the preferred securities (which we call the "successor securities") so long as the successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise,

          (2) we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding subordinated debt securities,

          (3) the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any,

          (4) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization,

          (5) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect,

          (6) such successor entity has a purpose substantially identical to that of the trust,

          (7) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor any successor entity will be required to register as an "investment company" under the Investment Company Act, and

          (8) we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the preferred securities guarantee.

     Notwithstanding the foregoing, a trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. (Section 9.5 of the trust agreements)

Voting and Preemptive Rights

     Except as provided below and under "-- Removal of Trustees," "Description of Debt Securities and Trenwick Guarantee -- Events of Default," "Description of Preferred Securities Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Sections 5.14 and 6.1 of the trust agreements)

Amendment of Trust Agreements

     Each trust agreement may be amended from time to time by us and the administrative trustees, without the consent of the holders of the trust securities:

          (1) to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of that trust agreement, or

          (2) to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any amendments of a trust agreement shall become effective when notice of the amendment is given to the holders of trust securities of the applicable trust.

     Each trust agreement may be amended by us and the administrative trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the administrative trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to:

          (1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or

          (2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.2 of the trust agreements)

     In addition, no amendment may be made to a trust agreement if the amendment would:

          (1) cause a trust to be taxable as a corporation or characterized as other than a grantor trust for United States federal income tax purposes;

          (2) cause the junior subordinated debt securities held by a trust to not be treated as indebtedness for United States federal income tax purposes;

          (3) cause a trust to be deemed to be an investment company required to be registered under the Investment Company Act of 1940 or

          (4) impose any additional obligation on us without our consent.

     Furthermore, a trust agreement may not be amended in a manner which imposes any additional obligation on the property trustee or the Delaware trustee without the consent of the property trustee or the Delaware trustee, as the case may be.

     So long as any corresponding subordinated debt securities are held by the property trustee, the trustees shall not:

          (1) direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the subordinated indenture, or executing any trust or power conferred on that trustee with respect to such corresponding subordinated debt securities,

          (2) waive any past default that is waivable under Section 5.13 of the Trenwick America subordinated indenture (as described in "Description of the Debt Securities and Trenwick Guarantee -- Modification and Waiver"),

          (3) exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable, or

          (4) consent to any amendment, modification or termination of the Trenwick America subordinated indenture or such corresponding subordinated debt securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

     However, where a consent under the Trenwick America subordinated indenture would require the consent of each holder of corresponding subordinated debt securities affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities. The trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of independent counsel experienced in such matters to the effect that the trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action. (Section
6.1 of the trust agreements)

     Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each trust agreement. (Sections 6.2, 6.3 and 6.6 of the trust agreements)

     No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel its preferred securities in accordance with the applicable trust agreement.

     Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the trustees or any affiliate of ours, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

     The preferred securities of a trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

     The specific terms of the depositary arrangement with respect to the preferred securities of a trust will be described in the related prospectus supplement. Trenwick anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a global preferred security, and the deposit of such global preferred security with or on behalf of the depositary, the depositary for such global preferred security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by such global preferred securities to the accounts of participants. Such accounts shall be designated by the underwriters or agents with respect to such preferred securities or by us if such preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global preferred security.

     So long as the depositary for a global preferred security, or its nominee, is the registered owner of such global preferred security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by such global preferred security for all purposes under the trust agreement governing such preferred securities. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by such global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such preferred securities in definitive form and will not be considered the owners or holders thereof under the trust agreement.

     Payments of any liquidation amount, premium or distributions in respect of individual preferred securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred security representing such preferred securities. None of Trenwick, Trenwick America, the property trustee, any paying agent, or the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary or its nominee, upon receipt of any payment in respect of a global preferred security representing any trust's preferred securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global preferred security for such preferred securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants.

     Unless otherwise specified in the applicable prospectus supplement, the trust agreement of each trust will provide that (1) if we advise the trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days, (2) we, at our option, advise the trustees in writing that it elects to terminate the book-entry system through the depositary or (3) after the occurrence of an event of default under the corresponding subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the property trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

Payment and Paying Agency

     Payments of distributions in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any trust's preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of that trust. (Section 4.4) Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent shall be permitted to resign as paying agent upon 30 days written notice to the administrative trustees, the property trustee and us. In the event the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent. (Section 5.9 of the trust agreements)

Registrar and Transfer Agent

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

     Registration of transfers and exchanges of preferred securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in
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

connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.4 of the trust agreements)

Information Concerning the Property Trustee

     The property trustee undertakes to perform only those duties specifically set forth in each trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the trust agreement, the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of preferred securities are entitled under such trust agreement to vote, then the property trustee shall take such action as is directed by us. If it is not so directed, the property trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct (Sections 8.1 and 8.3).

Administrative Trustees

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the corresponding Trenwick America subordinated debt securities will be treated as indebtedness of Trenwick America for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

     Concurrently with the issuance by each trust of its preferred securities, Trenwick will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. Bank One Trust Company will act as indenture trustee or "(guarantee trustee)" under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. Because the following summary of certain provisions of the preferred securities guarantees is not complete, you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of each preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this document forms a part. Reference in this summary to preferred securities means that trust's preferred securities to which a preferred securities guarantee relates. The guarantee trustee will hold each preferred securities guarantee for the benefit of the holders of the related trust's preferred securities.

General

     Trenwick will irrevocably agree to pay in full on a subordinated basis, to the extent described in this document, the "guarantee payments" (as defined below) (without duplication of amounts already paid by or on behalf of the trust) to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that the trust may have or assert other than the defense of payment. (Section 5.1 of the preferred securities guarantee) The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the related trust (the "guarantee payments"), will be subject to the preferred securities guarantee:

          (1) any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that the trust has funds on hand available for payment at such time,

          (2) the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that the trust has funds on hand available for payment at such time, and

          (3) upon a voluntary or involuntary dissolution, winding up or liquidation of the trust (unless the corresponding subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the liquidation distribution, to the extent such trust has funds available for payment at such time and (b) the amount of assets of such trust remaining available for distribution to holders of preferred securities. (Section 1.1 of the preferred securities guarantee)

     Trenwick's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Trenwick to the holders of the applicable preferred securities or by causing the trust to pay such amounts to such holders. (Section 5.1 of the preferred securities guarantees)

     Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the related trust's payment obligations under the preferred securities, but will apply only to the extent that such related trust has funds sufficient to make such payments. Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. See "-- Status of the Preferred Securities Guarantees."

     If Trenwick America or Trenwick does not make interest payments on the corresponding subordinated debt securities held by a trust, the trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all senior indebtedness of Trenwick (including all Trenwick debt securities and Trenwick's obligations as guarantor under the Trenwick America subordinated indenture), as described below under "-- Status of the Preferred Securities Guarantees" and in the related prospectus supplement. Because Trenwick is a holding company, its rights and the rights of its creditors (including the holders of preferred securities who are creditors of Trenwick by virtue of a preferred securities guarantee) and shareholders, to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary's creditors, except to the extent that Trenwick may itself be a creditor with recognized claims against the subsidiary. The right of creditors of Trenwick (including the holders of preferred securities who are creditors of Trenwick by virtue of a preferred securities guarantee) to participate in the distribution of stock owned by Trenwick in certain of its subsidiaries, including Trenwick's insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit the ability of Trenwick to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

     Trenwick's obligations described in this document and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the Trenwick America subordinated indenture (including the Trenwick guarantee of the subordinated debt securities) and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by Trenwick of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust's obligations under the preferred securities. See also "Description of Debt Securities and Trenwick Guarantee."

     Trenwick will also agree to guarantee the obligations of each trust with respect to the common securities issued by the trust to the same extent as under the preferred securities guarantee, except that if an event of default under the Trenwick America subordinated indenture has occurred and is continuing, the holders of preferred securities under the preferred securities guarantee will have priority over the holders of the common securities under the common securities guarantee with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Preferred Securities Guarantees

     Each preferred securities guarantee will constitute an unsecured obligation of Trenwick and will rank subordinate and junior in right of payment to all senior indebtedness of Trenwick (including all Trenwick debt securities and Trenwick's obligations as guarantor under the Trenwick America subordinate indenture), except those ranking equally or subordinate by their terms. (Section
6.2 of the preferred securities guarantees) For purposes of any preferred securities guarantee, "senior indebtedness" means all "indebtedness" of Trenwick (including its obligations as guarantor under the Trenwick America subordinated indenture) outstanding at any time, except (a) the indebtedness under the preferred securities guarantee, (b) indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such indebtedness is subordinated to or ranks equally with the preferred securities guarantee or to other indebtedness of Trenwick which is subordinated to or ranks equally with the preferred securities guarantee, (c) indebtedness of Trenwick to an affiliate of Trenwick, (d) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against Trenwick in a proceeding under federal or state bankruptcy laws, (e) trade accounts payable and (f) similar preferred securities guarantees issued by Trenwick on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with Trenwick which is a financing vehicle of Trenwick or any affiliate of Trenwick in connection with the issuance by such entity of preferred securities or other similar securities that are guaranteed by Trenwick pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. "Indebtedness" has the same meaning given to that term under the Trenwick indentures. (Section 1.1 of the preferred securities guarantees)

     Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours in connection with the issuance by such entity of preferred securities or other similar securities that are guaranteed by Trenwick pursuant to an instrument that ranks equally with or junior in right of payment to the preferred securities guarantee. (Section 6.3 of the preferred securities guarantees). Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may, to the extent permitted by law, institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity, including the applicable trust. (Section 5.5 of the preferred securities guarantees). Each preferred securities guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the preferred securities of the corresponding subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness that will rank senior to the preferred securities guarantees.

Payment of Additional Amounts

     Trenwick will make all guarantee payments pursuant to the preferred securities guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any political subdivision or taxing authority thereof or therein (a "taxing jurisdiction"), unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or
(y) an official position
regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any related preferred securities such additional amounts as may be necessary so that every guarantee payment pursuant to the preferred securities guarantee made to such holder, after such withholding or deduction, will not be less than the amount provided for in such preferred securities guarantee to be then due and payable.

     We will not be required to pay any additional amounts for or on account of:

          (1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder
     (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of preferred securities, or receipt of payment under such preferred securities guarantee, (b) presented such preferred security for payment in the relevant taxing jurisdiction, unless such preferred security could not have been presented for payment elsewhere, or (c) presented such preferred security for payment more than 30 days after the date on which the payment in respect of such preferred security first became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such preferred security for payment on any day within that 30-day period;

          (2) any estate, inheritance, gift, sale, transfer, personal property or similar tax;

          (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such preferred security to comply with any reasonable request by us or the applicable trust addressed to the holder within 90 days of such request
     (a) to provide information concerning the nationality, residence or identity of the holder or such beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

          (4) any combination of items (1), (2) and (3).

     In addition, Trenwick will not pay any additional amounts with respect to any guarantee payment to any holder who is a fiduciary or partnership or other than the sole beneficial owner of the related preferred security to the extent such payment would be required by the laws of the relevant taxing jurisdiction to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of such preferred security. (Section 5.8 of the preferred securities guarantees)

Amendments and Assignment

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. (Section 8.2) All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, and trustees and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1) Except in connection with a consolidation, amalgamation or merger or conveyance, transfer or lease involving Trenwick that is permitted under the Trenwick America subordinated indenture and under which the person formed by such consolidation or amalgamation or into which Trenwick is merged or which acquires or leases the properties and assets of Trenwick agrees in writing to perform Trenwick's obligations under the preferred securities guarantee, Trenwick may not assign its obligations thereunder.

Events of Default

     An event of default under each preferred securities guarantee will occur upon the failure of ours to perform any of our payment or other obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such preferred securities guarantee. (Section 5.4 of the preferred securities guarantees)

     Any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity. (Section 5.4 of the preferred securities guarantees)

     Trenwick, as guarantor, is required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the preferred securities guarantee. (Section 2.4 of the preferred securities guarantees)

Information Concerning the Guarantee Trustee

     The guarantee trustee, other than during the occurrence and continuance of a default by Trenwick in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1 of the preferred securities guarantees). Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby. (Section
3.2 of the preferred securities guarantees)

Termination of the Preferred Securities Guarantees

     Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of the related preferred securities, (2) the distribution of the corresponding subordinated debt securities to the holders of the related preferred securities or (3) upon full payment of the amounts payable upon liquidation of the related trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.1 of the preferred securities guarantees)

New York Law to Govern

     Each preferred securities guarantee will be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and wholly performed in New York, without regard to the conflicts of law principals of such state. (Section 8.5 of the preferred securities guarantees)

The Expense Agreement

     Pursuant to the expense agreement entered into by us under the trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

                              PLAN OF DISTRIBUTION

     We may sell offered securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through dealers; or (4) directly to purchasers. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us and/or a trust from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this document is delivered will be named, and any commissions payable by us and/or the applicable trust to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

     If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased.

     We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

     If a dealer is utilized in the sales of offered securities in respect of which this document is delivered, we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

     Offers to purchase offered securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this document, any supplement or amendment to this document, or in the registration statement of which this document forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

     If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us at the public offering price, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     Each series of offered securities will be a new issue and, other than the common shares which are quoted on the New York Stock Exchange, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we nor the applicable trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

     Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

                                 LEGAL OPINIONS

     Certain legal matters with respect to U.S. and New York law will be passed upon for Trenwick, Trenwick America and the Trenwick America Trusts by Baker & McKenzie, New York, New York. The validity of the preferred securities under Delaware law will be passed upon on behalf of Trenwick, Trenwick America and the Trenwick America Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters with respect to Bermuda law will be passed upon for Trenwick by Appleby Spurling & Kempe, Hamilton, Bermuda. Certain legal matters will be passed upon for the underwriters, dealers or agents, if any, by LeBoeuf, Lamb, Green & MacRae LLP, New York, New York. Baker & McKenzie will rely on the opinion of Appleby Spurling & Kempe with respect to Bermuda law.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules incorporated in this document by reference to Trenwick's Annual Report on Form 10-K for the year ended December 31, 2000 have been incorporated in reliance on the reports of PricewaterhouseCoopers LLP, Deloitte & Touche LLP and KPMG, each independent accountants, given on the authority of said firms as experts in accounting and auditing.

                     ENFORCEMENT OF CIVIL LIABILITIES UNDER
                     UNITED STATES FEDERAL SECURITIES LAWS

     Trenwick is a Bermuda company. In addition, some of its officers and directors, as well as some of the experts named in this document, reside outside the United States, and all or much of its assets and their assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against Trenwick or them on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. However, investors may serve Trenwick with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of the securities covered by this document by serving CSC United States Corporation Company, 1013 Centre Road, Wilmington, Delaware 19805, its United States agent irrevocably appointed for that purpose.

     Trenwick has been advised by its Bermuda counsel, Appleby Spurling & Kempe, that currently there is no treaty in force between the U.S. and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment is or would be enforceable in Bermuda against Trenwick or its officers and directors depends on whether the U.S. court is recognized by the Bermuda court as having jurisdiction over Trenwick or its officers and directors, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court which is final and for a sum certain based on U.S. federal securities law will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda not U.S. law. Additionally, and irrespective of the issue of jurisdiction, the Bermuda court will not enforce a U.S. federal securities law which is either penal or of a public law nature. Further, no claim can be brought in Bermuda against Trenwick or its officers or directors in the first instance for violation of U.S. securities law as U.S. securities law has no extraterritorial jurisdiction under Bermuda law, and does not have the force of law in Bermuda. A Bermuda court may, however, impose civil liability on Trenwick or its officers and directors in a suit brought in such a court against Trenwick or its officers and directors, if the facts alleged constitute or give rise to a cause of action under Bermuda law. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court as they would be contrary to public policy.

                      WHERE YOU CAN FIND MORE INFORMATION

Available Information

     Trenwick and Trenwick America each file annual, quarterly or other reports, proxy statements and other information with the SEC. Trenwick's and Trenwick America's SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any of this information at the following locations of the SEC:

Public Reference Room   New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.    7 World Trade Center          Citicorp Center
      Room 1024                Suite 1300           500 West Madison Street
Washington, D.C. 20549  New York, New York 10048           Suite 1400
                                                  Chicago, Illinois 60661-2551

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. You can also inspect reports, proxy statements and other information about Trenwick and Trenwick America at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     There are no separate financial statements of the trusts in this document. We do not believe the financial statements would be helpful to the holders of the preferred securities of the trusts because:

     - Trenwick America, a reporting company under the Exchange Act, will own all of the voting securities of the trusts;

     - The trusts have no independent operations or proposals to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of the applicable trust and investing the proceeds in subordinated debt securities issued by Trenwick America; and

     - The obligations of the trust under the preferred securities will be fully and unconditionally guaranteed by us. See "Description of Preferred Securities Guarantees."

     The trusts are not currently subject to the information reporting requirements of the Exchange Act. The trusts will become subject to the requirements upon the effectiveness of the registration statement that contains this document, although the trusts intend to seek and expect to receive an exemption from those requirements. If the trusts do not receive such an exemption, the expenses of operating the trusts would increase, as would the likelihood that we would exercise our option to dissolve and liquidate the trusts early.

     This document is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Trenwick, Trenwick America and the trusts. As allowed by the SEC rules and regulations, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

     The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that Trenwick and Trenwick America have previously filed with the SEC. These documents contain important information about us and our financial condition.

          (a) Trenwick's Quarterly Report on Form 10-Q for the period ended March 31, 2001;

          (b) Trenwick America's Quarterly Report on Form 10-Q for the period ended March 31, 2001;

          (c) Trenwick's Annual Report on Form 10-K for the year ended December 31, 2000; and

          (d) Trenwick America's Annual Report on Form 10-K for the year ended December 31, 2000.


     We incorporate by reference additional documents that we may file with the SEC between the date of this document and the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.


     You can obtain any of the documents incorporated by reference in this document from us or from the SEC through the SEC's web site at the address described above. Documents incorporated by reference are available from the us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. Upon request, we will provide without charge to each person to whom a copy of this document has been delivered a copy of any and all of these filings. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following addresses:

                         Investor Relations Department
                              Trenwick Group Ltd.
                              Continental Building
                                25 Church Street

                             Hamilton HM 12 Bermuda

                                 (441) 292-3339

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee.........    $  100,000
Trustees' fees and expenses.................................    $   22,000
Printing and engraving expenses.............................    $  400,000
Rating agency fees..........................................    $  195,000
Accounting fees and expenses................................    $   50,000
Legal fees and expenses.....................................    $  400,000
Blue Sky fees and expenses..................................    $   10,000
Miscellaneous...............................................    $  200,000
                                                                ----------
          Total.............................................    $1,377,000
                                                                ==========

Item 15.  Indemnification of Officers and Directors.

Trenwick

     Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (a) any liability he or she incurs in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or he or she is acquitted, or he or she is granted relief from liability by the court in connection with any application under relevant Bermuda legislation; and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud or dishonesty.

     The bye-laws of Trenwick provide for the indemnification of its officers and directors as well as their heirs, executors and administrators to the fullest extent permitted by law. Bermuda law does not permit indemnification of a person who is or may be found guilty of fraud or dishonesty.

     The bye-laws of Trenwick also provide that all reasonable expenses (including attorneys' fees) incurred by or on behalf of an officer or director of Trenwick in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Trenwick in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Trenwick pursuant to Bermuda law.

     The bye-laws of Trenwick also provide that each of the Shareholders of Trenwick waives any claim or right of action it may have, whether individually or by or in right of Trenwick, against an officer or director of Trenwick for any actions or omissions by such person in the performance of such person's duties as an officer or director of Trenwick. The waiver does not extend to any claims or rights of action arising out of the fraud or dishonesty of such person or to recover any gain, personal profit or advantage to which such person is not legally entitled.

     Reference is made to the forms of Underwriting Agreement filed as Exhibits
1.1 though 1.5 of this registration statement. The Underwriting Agreements provide, among other things, that the underwriters are obligated, under certain circumstances, to indemnify directors, certain officers and controlling persons of Trenwick against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Trenwick America Corporation

     Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

     145.  Indemnification of Officers, Directors, Employees and Agents;
Insurance.

          (a) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or an officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Trenwick America Corporation's by-laws contain provisions which give effect to the above sections 145(a) through 145(g), inclusive, of the Delaware General Corporation Law.

     Trenwick America Corporation also maintains policies of insurance under which we and our directors and officers are insured subject to specified exclusions and deductible and maximum amounts against loss arising from any claim which may be made against us or any of our directors or officers by reason of any breach of duty, neglect, error, misstatement, omission or act done or alleged to have been done while acting in our or their respective capacities.

Item 16.  Exhibits and Financial Statement Schedules.

     See Exhibit Index included herewith which is incorporated herein by reference.

Item 17.  Undertakings.

     The undersigned registrants hereby undertake:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrants hereby undertake:

          (a) that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

          (b) that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (c) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser; and

          (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 210 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)92) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the provisions set forth or described in Item 15 of this registration statement, or otherwise, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Trenwick Group Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda, on the 23rd day of July, 2001.


                                          Trenwick Group Ltd.

                                          By: /s/ JAMES F. BILLETT, JR.
                                            ------------------------------------
                                                   James F. Billett, Jr.
                                              Chairman of the Board, President
                                                and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons in the capacities indicated on the 23rd day of July, 2001.


                     Signature                                             Title
                     ---------                                             -----
             /s/ JAMES F. BILLETT, JR.                            Chairman of the Board,
---------------------------------------------------            President and Chief Executive
               James F. Billett, Jr.                               Officer and Director

                /s/ COLEMAN D. ROSS                              Executive Vice President
---------------------------------------------------                 and Chief Financial
                  Coleman D. Ross                                         Officer

                         *                                               Director
---------------------------------------------------
                 W. Marston Becker

                         *                                               Director
---------------------------------------------------
                 Anthony S. Brown

                         *                                               Director
---------------------------------------------------
                  Richard E. Cole

                         *                                               Director
---------------------------------------------------
                Robert M. DeMichele

                         *                                               Director
---------------------------------------------------
                 Robert V. Deutsch

                         *                                               Director
---------------------------------------------------
                     Neil Dunn

                         *                                               Director
---------------------------------------------------
               Clement S. Dwyer, Jr.

                         *                                               Director
---------------------------------------------------
                Frank E. Grzelecki

                         *                                               Director
---------------------------------------------------
                 P. Anthony Jacobs

                     Signature                                             Title
                     ---------                                             -----
                         *                                               Director
---------------------------------------------------
                 Peter J. Rackley

                         *                                               Director
---------------------------------------------------
                 Joseph D. Sargent

                         *                                               Director
---------------------------------------------------
               Frederick D. Watkins

                         *                                               Director
---------------------------------------------------
                 Stephen R. Wilcox

                 /s/ ALAN L. HUNTE                             Authorized Representative in
---------------------------------------------------                  the United States
                   Alan L. Hunte

*By: /s/                         COLEMAN D. ROSS
     --------------------------------------------------
                   Coleman D. Ross
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Trenwick America Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Stamford, Connecticut, on the 23rd day of July, 2001.


                                          Trenwick America Corporation

                                          By: /s/   STEPHEN H. BINET
                                            ------------------------------------
                                                      Stephen H. Binet
                                                 President, Chief Executive
                                                    Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated on the 23rd day of July, 2001.


                     Signature                                             Title
                     ---------                                             -----
                         *                            President, Chief Executive Officer and Director
---------------------------------------------------
                 Stephen H. Binet

                 /s/ ALAN L. HUNTE                      Executive Vice President, Chief Accounting
---------------------------------------------------                Officer and Director
                   Alan L. Hunte

             /s/ JAMES F. BILLETT, JR.                             Chairman of the Board
---------------------------------------------------
               James F. Billett, Jr.

                         *                                               Director
---------------------------------------------------
                   Paul Feldsher

                         *                                               Director
---------------------------------------------------
                 Robert A. Giambo

                         *                                               Director
---------------------------------------------------
                 James E. Roberts

              *By: /s/ ALAN L. HUNTE
   ---------------------------------------------
                   Alan L. Hunte
                 Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of Trenwick America Capital Trust I, Trenwick America Capital Trust II and Trenwick America Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on the 23rd day of July, 2001.


                                          Trenwick America Capital Trust I,
                                          By: Trenwick America Corporation, as
                                              Depositor

                                          By: /s/     ALAN L. HUNTE
                                            ------------------------------------
                                                       Alan L. Hunte
                                                  Chief Accounting Officer

                                          Trenwick America Capital Trust II,
                                          By: Trenwick America Corporation, as
                                              Depositor

                                          By: /s/     ALAN L. HUNTE
                                            ------------------------------------
                                                       Alan L. Hunte
                                                  Chief Accounting Officer

                                          Trenwick America Capital Trust III,
                                          By: Trenwick America Corporation, as
                                              Depositor

                                          By: /s/     ALAN L. HUNTE
                                            ------------------------------------
                                                       Alan L. Hunte
                                                  Chief Accounting Officer

                                 EXHIBIT INDEX

                                                                        Sequential
Exhibit                                                                    Page
Number                            Description                             Number
-------                           -----------                           ----------
  +1.1    Form of Underwriting Agreement relating to common shares,
          preferred shares, depositary shares and warrants of Trenwick
          Group Ltd.
  +1.2    Form of Underwriting Agreement relating to debt securities of Trenwick America Corporation, fully and unconditionally guaranteed by Trenwick Group Ltd.
  +1.3    Form of Underwriting Agreement relating to preferred
          securities of Trenwick America Capital Trust I, Trenwick
          America Capital Trust II and Trenwick America Capital Trust
          III, fully and unconditionally guaranteed by Trenwick Group
          Ltd.
  +1.4    Form of Underwriting Agreement relating to share purchase
          contracts of Trenwick Group Ltd.
  +1.5    Form of Underwriting Agreement relating to share purchase
          units of Trenwick Group Ltd.
   4.1    Memorandum of Association of Trenwick Group Ltd.
          (incorporated by reference to Exhibit 3.1 to the
          Registration Statement on Form S-4 of Trenwick Group Ltd.
          (File No. 333-44290))
   4.2    Bye-laws of the Trenwick Group Ltd. (incorporated by
          reference to Exhibit 3.3 to the Registration Statement on
          Form S-4 of Trenwick Group Ltd. (File No. 333-44290))
   4.3    Certificate of Incorporation of Trenwick America Corporation
          (incorporated by reference to Exhibit 3.1 to Trenwick
          America Corporation's Annual Report on Form 10-K filed on
          April 2, 2001 (File No. 0-31967)
   4.4    By-laws of Trenwick America Corporation (incorporated by
          reference to Exhibit 3.2 to Trenwick America Corporation's
          Annual Report on Form 10-K filed on April 2, 2001 (File No.
          0-31967))
   4.5    Rights Agreement, dated as of September 27, 2000, between
          Trenwick and First Chicago Trust Company of New York
          including, as Exhibit A thereto, a form of Rights
          Certificate (incorporated by reference to Exhibit 4.2 to
          Trenwick Group Ltd.'s Annual Report on Form 10-K filed April
          2, 2001 (File No. 1-16089)
 **4.6    Form of Senior Indenture between Trenwick America
          Corporation, Trenwick Group Ltd. and Bank One Trust Company,
          N.A.
 **4.7    Form of Subordinated Indenture between Trenwick America
          Corporation, Trenwick Group Ltd. and Bank One Trust Company,
          N.A.
  +4.8    Form of Senior Note
  +4.9    Form of Subordinated Note
  +4.10   Form of Common Share Warrant Provisions
  +4.11   Form of Preferred Share Warrant Provisions
 **4.12   Certificate of Trust of Trenwick America Capital Trust I
 **4.13   Certificate of Trust of Trenwick America Capital Trust II
 **4.14   Certificate of Trust of Trenwick America Capital Trust III
 **4.15   Trust Agreement of Trenwick America Capital Trust I
 **4.16   Trust Agreement of Trenwick America Capital Trust II
 **4.17   Trust Agreement of Trenwick America Capital Trust III
 **4.18   Form of Amended and Restated Trust Agreement of Trenwick
          America Capital Trust I

 .19 **4   Form of Amended and Restated Trust Agreement of Trenwick America Capital
          Trust II
 **4.20   Form of Amended and Restated Trust Agreement of Trenwick America Capital
          Trust III
 **4.21   Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by Trenwick America Capital Trust I
 **4.22   Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by Trenwick America Capital Trust II
 **4.23   Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by Trenwick America Capital Trust III
 **5.1    Opinion of Appleby Spurling & Kempe regarding the validity of the common shares, preferred shares, depositary shares and share purchase units
 **5.2    Opinion of Baker & McKenzie regarding the validity of the debt securities, debt securities guarantees, preferred securities guarantees, warrants and stock purchase contracts
 **5.3    Opinion of Richards, Layton & Finger, P.A. regarding the validity of (i)
          Trenwick America Capital Trust I and (ii) the trust preferred securities
 **5.4    Opinion of Richards, Layton & Finger, P.A. regarding the validity of (i)
          Trenwick America Capital Trust II and (ii) the trust preferred securities
 **5.5    Opinion of Richards, Layton & Finger, P.A. regarding the validity of (i)
          Trenwick America Capital Trust III and (ii) the trust preferred securities
  12.1    Statement Re: Computation of Ratios
**23.1    Consent of Appleby Spurling & Kempe (included in Exhibit 5.1)
**23.2    Consent of Baker & McKenzie (included in Exhibit 5.2)
**23.3    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3)
**23.4    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.4)
**23.5    Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.5)
  23.6    Consent of PricewaterhouseCoopers LLP relating to the financial statements of Trenwick Group Ltd.
  23.7    Consent of PricewaterhouseCoopers LLP relating to the financial statements of Trenwick America Corporation
  23.8    Consent of KPMG
  23.9    Consent of Deloitte & Touche LLP
**24.1    Powers of Attorney (included on Pages II-6 and II-8 of this Registration
          Statement)
**25.1    Statement of Eligibility of Bank One Trust Company, N.A. on Form T-1, as
          trustee for the Trenwick America Corporation senior indenture
**25.2    Statement of Eligibility of Bank One Trust Company, N.A. on Form T-1, as
          trustee for the Trenwick America Corporation subordinated indenture
          (included in Exhibit 25.1)
**25.3    Statement of Eligibility of Bank One Trust Company, N.A. on Form T-1, as
          Property Trustee for the Amended and Restated Trust Agreement of
          Trenwick America Capital Trust I

                                                                        Sequential
Exhibit                                                                    Page
Number                            Description                             Number
-------                           -----------                           ----------
**25.4    Statement of Eligibility of Bank One Trust Company, N.A. on
          Form T-1, as Property Trustee for the Amended and Restated
          Trust Agreement of Trenwick America Capital Trust II
**25.5    Statement of Eligibility of Bank One Trust Company, N.A. on
          Form T-1, as Property Trustee for the Amended and Restated
          Trust Agreement of Trenwick America Capital Trust III
**25.6    Statement of Eligibility of Bank One Trust Company, N.A. on
          Form T-1, as Preferred Securities Guarantee Trustee under
          the Preferred Securities Guarantee Agreement of Trenwick
          Group Ltd. for the benefit of the holders of Preferred
          Securities of Trenwick America Capital Trust I
**25.7    Statement of Eligibility of Bank One Trust Company, N.A. on
          Form T-1, as Preferred Securities Guarantee Trustee under
          the Preferred Securities Guarantee Agreement of Trenwick
          Group Ltd. for the benefit of the holders of Preferred
          Securities of Trenwick America Capital Trust II (included in
          Exhibit 25.6)
**25.8    Statement of Eligibility of Bank One Trust Company, N.A. on
          Form T-1, as Preferred Securities Guarantee Trustee under
          the Preferred Securities Guarantee Agreement of Trenwick
          Group Ltd. for the benefit of the holders of Preferred
          Securities of Trenwick America Capital Trust III (included in Exhibit 25.6)

---------------
** Previously filed.

 + To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.